UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
AMENDMENT NO. 2 FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	August 18, 2010

Incoming, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-152012	42-1768468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Fifth Avenue, V235 New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)
(917) 210-1074
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________ Copies to: Peter J. Bilfield, Esq. Shipman & Goodwin LLP 300 Atlantic Street Stamford, Connecticut 06901 (203) 324-8100 ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company is filing this Amendment No. 2 to its current report on Form 8-K (“Form 8-K/A”), which was originally filed with the SEC on August 24, 2010 (the “Original Form 8-K”) and subsequently amended by filing an Amendment No. 1 to the Original Form 8-K with the SEC on September 9, 2010 ("Amendment No. 1"), to incorporate the Company's revisions and responses to a letter of comment from the staff of the SEC dated as of October 5, 2010.  This Form 8-K/A also amends the disclosure related to the termination of the loan agreement between the Company and Mr. Taylor.  The filing of this Form 8-K/A will not be deemed an admission that the Original Form 8-K, when made, included any untrue statement of material fact or omitted to state a material fact necessary to make a statement not misleading.

Except for the amended disclosures described in this explanatory note, the information in this Form 8-K/A has not been updated to reflect events that occurred after August 24, 2010, the filing date of the Original Form 8-K.  Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the SEC subsequent to the filing of the Original Form 8-K.  The following sections have been amended:

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets - “Certain Relationships and Related Transactions, Director Independence.”
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.

Except as described above, all other information in the Company’s Original Form 8-K and Amendment No. 1 remains unchanged.  The Company has re-filed the entire Form 8-K in order to provide more convenient access to the amended information in context.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.   In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.

These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S., Brazilian and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including, without limitation, the risks described in “Risk Factors” as well as the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of the Original Form 8-K, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this current report on Form 8-K/A (the “Current Report”) only:

●	the “Company,” “we,” “us,” and “our” refer to the combined business of (i) Incoming, Inc., a Nevada corporation, and (ii) NABE;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“NABE” refers to North American Bio-Energies, LLC, a North Carolina limited liability company;

●	“NABE Members” refers to R. Samuel Bell, Jr. and Randy Keith Dellinger;

●	“Real” or “reais” refers to the legal currency of Brazil;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“SEC” refers to the Securities and Exchange Commission; and

●	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this Current Report we are relying on and we refer to information and statistics regarding the biodiesel industry and economy in the United States and Brazil that we have obtained from various cited government and institute research publications.  Much of this information is publicly available for free and has not been specifically prepared for us for use or incorporation in this Current Report or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2010, the Company entered into a second amended and restated exchange agreement (the “Exchange Agreement”) with NABE, the NABE Members and the Company, pursuant to which we acquired 100% of the membership interests in NABE held by the NABE Members in exchange for 2,970,000 shares of our common stock, par value $0.001 per share (the “Exchange Transaction”), of which 990,000 shares were designated as Class A Common Stock (“Class A Common Stock”) and 1,980,000 shares were designated as Class B Common Stock, par value $0.001 per share (“Class B Common Stock”).  The Exchange Agreement amended, restated and superseded in its entirety the exchange agreement with NABE, the NABE Members and the Company dated June 18, 2010 (“Amended Exchange Agreement”), which amended, restated and superseded in its entirety the exchange agreement with NABE, the NABE Members and the Company dated February 9, 2010 (“Original Exchange Agreement”).  The closing date of the Exchange Transaction was August 23, 2010.  The foregoing description constitutes all of the material terms of the Exchange Agreement and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

The Amended Exchange Agreement amended the Original Agreement to provide one of the NABE Members with Class B Common Stock in exchange for his membership interests in NABE.  The Exchange Agreement amended the Amended Exchange Agreement by modifying, among other things, certain representations and warranties and covenants as well as the characterization of the tax treatment of the Exchange Transaction.  The Original Agreement terminated on June 18, 2010 and the Amended Exchange Agreement terminated on August 18, 2010.  The termination of the Original Agreement and the Amended Exchange Agreement did not result in early termination penalties for the Company.  The foregoing description constitutes all of the material terms of the Amended Exchange Agreement and is qualified in its entirety by reference to Exhibit 10.2, which is incorporated herein by reference.

On October 1, 2009, the Company entered into a loan agreement (the “Taylor Agreement”) with Ephren W. Taylor II, whereby Mr. Taylor made a loan to the Company in the amount of $100,000.  Mr. Taylor is our Chief Executive Officer, President and director.

Mr. Taylor has made the following additional loans to us: (i) a loan made on August 31, 2009 in the amount of $5,000 to pay Yury Nesterov; (ii) a loan made on November 20, 2009 in the amount of $10 to pay Pentrose, LLC; and (iii) a loan made on November 30, 2009 in the amount of $5,000 to pay Befumo & Shaeffer, PLLC.  In addition, the Company has accepted the assignment of the outstanding balance on the Fauria Note in the amount of $104,000, as assigned by Christian Fauria to Mr. Taylor.  The “Fauria Note” refers to that certain Company promissory note dated November 25, 2009 issued to Christian Fauria in the original principal amount of $125,000, as amended by that certain extension of promissory note dated January 14, 2010.  The assignment of the Fauria Note as well as the Company loans described in clauses (i) - (iii), inclusive, are collectively referred to herein as the “Taylor Loans.”

The Taylor Loans are payable on demand and accrue interest at a rate of 6% per annum.  As of May 31, 2010, the Company owed $115,729 (including accrued interest thereon) under the Taylor Loans.

On November 6, 2009, the Company entered into a loan agreement (“City Capital Agreement”) with City Capital Corporation (CTCC.PK) (“City Capital”), whereby City Capital made a loan to the Company in the amount of $200,000.  The loan provides for disbursements by City Capital up to an aggregate amount of $200,000 and accrues interest at a rate of 6% per annum.  Each loan disbursement must be repaid no later than 24 months from the date on which the disbursement is received by the Company.  As of May 31, 2010, the Company owed $41,500 (including accrued interest) under the City Capital Agreement.  Mr. Taylor, the Chief Executive Officer and President of the Company, is the Chief Executive Officer and a director of City Capital.

On April 14, 2010, the Company entered into a loan agreement (“Resilient Agreement”) with Resilient Innovations, LLC (“Resilient”), whereby Resilient made a loan to the Company in the amount of $200,000.  The loan provides for disbursements by Resilient up to an aggregate amount of $200,000 and accrues interest at a rate of 6% per annum.  Each loan disbursement must be repaid no later than 24 months from the date on which the disbursement is received by the Company. As of May 31, 2010, the Company owed $5,000 (including accrued interest) under the Resilient Agreement.  Mr. Taylor, the Chief Executive Officer and President of the Company, is a limited liability company member of Resilient.

For more information regarding the Fauria Note, the Taylor Agreement, the City Capital Agreement and the Resilient Agreement, reference is made to the following exhibits filed with this Current Report: the Fauria Note (Exhibit 4.1); the Taylor Agreement (Exhibit 10.4); the City Capital Agreement (Exhibit 10.5); and the Resilient Agreement (Exhibit 10.6).  The respective descriptions of such exhibits constitute brief summaries of the material terms only and are qualified in their entirety by their respective terms set forth in each document incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Amended Exchange Agreement terminated on August 18, 2010 and the Original Exchange Agreement terminated on June 18, 2010. NABE Members requested that the Company renegotiate the terms of the Original Exchange Agreement to provide for the additional issuance of shares to NABE.  In lieu of an additional issuance by the Company of shares to NABE, NABE Members and the Company agreed to the issuance of Class B Common Stock to majority owner Mr. Bell. Mr. Bell, as a holder of Class B Common Stock, is entitled to two votes per share on all matters before stockholders.  As a result of the negotiation, the Company and NABE terminated the Original Exchange Agreement and entered into the Amended Exchange Agreement. On July 21, 2010, the Company engaged Shipman & Goodwin LLP, as its new counsel. Upon Shipman & Goodwin LLP’s review of the Amended Exchange Agreement, Shipman & Goodwin LLP determined that the Amended Exchange Agreement contained material inaccuracies.  As a result, Shipman & Goodwin LLP proposed to the Company that it amend its agreement with NABE.  The NABE Members subsequently agreed to the proposed modifications and the parties terminated the Amended Exchange Agreement on August 18, 2010. In addition, the Taylor Agreement terminated on November 20, 2009. The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 23, 2010, we completed an acquisition of NABE pursuant to the Exchange Agreement.  The Company acquired NABE for 990,000 Class A shares of common stock and 1,980,000 Class B shares of common stock with a preliminary valuation of $973,382.  As a result of the acquisition, our consolidated subsidiaries include NABE, a wholly owned subsidiary formed under the laws of the State of North Carolina.  NABE is engaged in the production and refinement of virgin, agri-based, commercial grade biodiesel at its plant in Lenoir, North Carolina and has a nameplate capacity of approximately five million gallons per year.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the Exchange Transaction.  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting our Class A Common Stock, which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction, with such information reflecting the Company and its securities upon consummation of the Exchange Transaction.

Please note that the information provided below relates to the combined enterprises upon consummation of the Exchange Transaction and the acquisition of NABE, unless otherwise specifically indicated.

BUSINESS

Our Corporate History and Background

Company’s Pre-Acquisition Organizational History

We were incorporated in the State of Nevada on December 22, 2006.  Prior to the Exchange Transaction described in Item 1.01 of this Current Report, the Company was engaged in the distribution of American Urban Streetwear and Hip Hop clothing labels in the Eastern European market.  In July 2009, the Company revised its business plan and became a development stage company engaged in the business of brand acceleration, identifying growth opportunities and innovative business models in private companies and transforming such companies into successful international brands.  The decision to change the focus of the business was directly related to a change in control and the expertise of new management.

On September 30, 2009, we entered into a share exchange agreement with the National Association of Professional Minorities, LLC, a New Jersey limited liability company (“NAPM”).  NAPM is engaged in the business of online social networking for professional minorities. As a result of that exchange agreement, NAPM became a wholly owned subsidiary of the Company.

On November 11, 2009, we entered into a Membership Interest Transfer Agreement with Pentrose, LLC (“Pentrose”), a limited liability company organized and existing under the laws of Florida, whereby we acquired 50% of the membership interests in Pentrose in exchange for the Company’s good faith effort to procure clients for Pentrose and to promote Pentrose’s goodwill.   Mr. Taylor, our Chief Executive Officer and President,  agreed to contribute certain rights in intellectual property owned by him, for the benefit of the Company.  No consideration was paid by the Company.  Pentrose is engaged in the business of direct marketing services of motivational and religious products.  Stanford Holdings, LLC, a Delaware limited liability company (“Stanford”), owns the remaining 50% membership interest in Pentrose.  On March 16, 2010, Stanford notified the Company that it would be exercising its right to repurchase the Company’s membership interests in Pentrose and issued a check in the amount of $50 as payment of the repurchase price.  The Company has not formally responded to Stanford’s demand.

In November 2009, management identified a strong opportunity to enter the alternative energy industry by acquiring NABE.  After careful review of the industry and complimentary opportunities, management decided to focus the direction of the Company on the development and acquisition of commercial grade biodiesel facilities and the distribution and marketing of petroleum and biofuel products.  In order to maximize profitability and better utilize the talents and abilities of the Company’s management team, the Board of Directors determined that it was in the best interest of stockholders to focus on NABE and the biodiesel sector, and abandon its plans for further development of NAPM and Pentrose, the Company’s subsidiaries.

Company’s Post Acquisition Organizational Structure

Following the Exchange Transaction, as described under Item 1.01 of this Current Report, the organizational chart below presents our corporate structure:

NABE does not have any subsidiaries.

Organizational History of NABE

NABE is a limited liability company organized and existing under the laws of the State of North Carolina.  NABE was formed on February 28, 2006.  In April 2007, two of the original partners sold their collective membership interests, totaling 66.67%, to R. Samuel Bell, Jr.  Upon Mr. Bell becoming a NABE Member, Randy Keith Dellinger, one of the original NABE Members, became the sole manager of NABE.  In connection with the Exchange Transaction, Mr. Dellinger transferred 33.33% of the outstanding membership interests in NABE to the Company.  There were no other additional transfers of ownership prior to the Exchange Agreement referred to in Item 1.01.

As a result of our acquisition of NABE, we are no longer a shell company and active business operations were revived.

Overview of the Business

We are engaged in the business of wholesaling biodiesel to distributors in the Southeast region of the United States.  In addition, we sell glycerin (a biodiesel by-product) to refiners and manufacturers.

Our focus is on commercial grade biodiesel produced from virgin agri-based feedstock that meets the standards for biodiesel established by The American Society of Testing and Materials (“ASTM”) and adopted by the Environmental Protection Agency (“EPA”).  Management believes the resulting product is superior to biodiesel produced from recycled oils due to lower quantities of fatty acids, which allows for shorter processing times and less sulfur, and offers favorable conditions for machinery and engines.

The Company works with neighboring universities to provide research opportunities in the biofuel industry for students.  Specifically, the Company invites students to tour the NABE facilities and educates students on the benefits of the biofuel industry.  Students of North Carolina State University are currently testing a new nozzle tip for the facility’s boiler that would allow the Company to use glycerin as a heating source.  The facility currently uses natural gas, which is an additional cost in the production process.  The NCSU engineer estimated the facility, at peak production, could utilize approximately 60% of the glycerol produced and offset 80-90% of the natural gas being utilized as a heating source. This equates to an approximate natural gas savings of approximately $33,000 - $37,000 at those production levels. Based upon a peak production capacity of 5 million gallons/year this would equate to approximately $165,000 - $167,000 per year. The Company will also continue to have glycerin available to sell on the open market.  We believe in the benefits of maintaining a good relationship with the community in which our facilities are located and intend to continue with community initiatives and a focus on local feedstock, including the negotiation of feedstock contracts with farmers.  In addition to partnering with nearby colleges and universities, we will continue to pursue grant opportunities from various state and federal supported programs.

The Company is exploring future acquisition opportunities in Brazil, supporting management’s belief in the growing demand for biodiesel made apparent by recent government mandates and favorable tax incentives.  The Brazilian market differs dramatically from the United States market; the Brazilian National Agency of Petroleum, Natural Gas and Biofuels, or Agencia Nacional de Petroleo (“ANP”), conducts purchase auctions in which licensed producers can participate and sell directly to Petróleo Brasileiro S.A (“Petrobras”), a semi-public Brazilian multinational energy company.  The auctions play a major role in the overall National Program of Biodiesel Use in Brazil (PNPB) and will significantly decrease our dependency on the type of direct government subsidies and tax credits that drive the U.S. biodiesel market.

Primary Products

Our primary product is biodiesel made from virgin agri-based feedstock that meets ASTM D6751 specifications.  The National Biodiesel Board defines “biodiesel” as follows:

“Biodiesel” is defined as mono-alkyl esters of long chain fatty acids derived from vegetable oils or animal fats which conform to ASTM D6751 specifications for use in diesel engines.  Biodiesel refers to the pure fuel before blending with diesel fuel.  Biodiesel blends are denoted as “BXX” with “XX” and represent the percentage of biodiesel contained in the blend (e.g., B20 is 20% biodiesel, 80% petroleum diesel).

Secondary Products

Glycerin is a by-product of the chemical process in which biodiesel is produced and has a wide variety of uses in end products across multiple industries, including as an ingredient or processing aid in cosmetics, toiletries, personal care and drugs. Glycerin, also called glycerol, can also be found in food applications as a sugar substitute or in shortenings and margarine.  It can also be found in soaps and foams or even nitroglycerin, which is used in dynamite.

Product Characteristics

Biodiesel is produced from animal fats, virgin agri-based oils or recycled waste fats and oils.  The final product contains no petroleum, but can be blended at various levels for commercial use.  Biodiesel is generally used as 100% pure or “neat”, 5%, 10% or 20% blend with petroleum (B5, B10 and B20 respectively). We only sell neat biodiesel and do not currently do any petroleum blending on site, but may do so in the future.

Overview of the Biodiesel Industry

Biodiesel

Biodiesel is a clean-burning alternative to petroleum-based diesel (“Petrodiesel”).  The EPA has classified biodiesel as an advanced biofuel.  Biodiesel can be purchased directly from producers, from distributors, or at the pump.  Biodiesel is manufactured from renewable feedstocks such as soybean, palm, canola and sunflower oil, as well as from animal fats, fish oils, algae and recycled cooking oils.  New feedstock from which biodiesel is manufactured are being developed rapidly.  Biodiesel is produced by reacting a feedstock with methanol in the presence of a catalyst, which yields biodiesel and glycerin as a co-product.  Biodiesel can be a direct replacement for diesel and can be blended with diesel fuel in any ratio.  Biodiesel blends are primarily used as fuel for trucks and automobiles.  It can also be used as home heating oil and as an alternative fuel in a variety of other applications, including, without limitation, marine transportation, electrical generation, farming equipment and mining operations.

According to the National Biodiesel Board, among other environmental benefits, biodiesel:

●	in its pure, or neat form, reduces the net gain in carbon dioxide (“CO2”) emissions by approximately 78% compared to petroleum fuels;
●
reduces tailpipe emissions of particulate matter (soot or black carbon) by approximately 47%, which is recognized as a major contributor to global warming, as well as a critical air pollutant associated with reduced human health, particularly among children and asthmatics;

●	reduces emissions of unburned hydrocarbons by almost 67%;
●	produces approximately 48% less carbon monoxide than diesel fuels; and
●	contains no sulfur and generates no sulfur emissions, a major source of acidification in rain and surface water.

Biodiesel has better lubricating properties and a much higher cetane rating (the diesel equivalent of octane) than today’s lower sulfur diesel fuels.  The use of biodiesel in its neat form, B100, or in a blend with petroleum-based diesel, reduces fuel system wear and increases the life of the fuel injection equipment that relies on the fuel for its lubrication, including high pressure injection pumps, pump injectors and fuel injectors.

Biodiesel is twice as biodegradable as petroleum oil and is non-toxic.  Tests sponsored by the United States Department of Agriculture confirm biodiesel is less toxic than table salt and biodegrades as quickly as sugar.  Biodiesel may be used in existing tank, pump and pipeline infrastructure without modifications to the diesel engine.  As a result, integration of biodiesel into the diesel fuel supply is cost effective as opposed to ethanol which requires substantial expenditure to retrofit existing tank, pump and pipeline infrastructure.

Biodiesel is the only alternative fuel to pass Tier 1 and Tier 2 health effects testing required by the Clean Air Act of 1990.  Harmful emissions (carbon monoxide, particulate matter and hydrocarbons) are reduced by more than 50% compared with Petrodiesel, and it has one of the highest energy content (BTU) of any alternative fuel.

Management believes that the United States is a favorable market place for biodiesel due to a strong desire for domestically produced petroleum products and both federal and state mandated clean energy initiatives aimed at reducing emissions.

Renewable Fuel Standards

On July 1, 2010, the EPA final regulations implementing revised renewable fuel standards (“RFS2”) set by Congress under the Energy Independence and Security Act of 2007 (“EISA”) went into effect.  The original renewable fuel standards (“RFS”), were established by Congress under the Energy Policy Act of 2005 (“EPAct”), and mandated that transportation fuel sold in the United States contains a minimum volume of renewable fuel.  EPAct rules were directed principally to blending ethanol into gasoline used as motor fuel and required approximately 7.5 billion gallons of renewable fuel to be blended into gasoline by 2012.  Under the EISA, Congress expanded the RFS program to, among other things, include diesel and increase the volume of renewable fuels required to be blended into transportation fuel from nine billion gallons in 2008 to 36 billion gallons by 2022.

Under the RFS, obligated parties (i.e., petroleum refiners and importers of gasoline) were required to demonstrate that they complied with their percentage obligations over the gallons of gasoline they sold into the marketplace during a compliance period.  The EPA developed a system of volume accounting and tracking of the credits associated with renewable fuels known as Renewable Identification Numbers (“RINs”).  The system is based on the assignment of unique numbers to each batch of renewable fuel by the gasoline producer or importer.  The use of RINs allows the EPA to measure and track renewable fuel volumes at the point of their introduction into the national fuel supply rather than at the point when they are blended into conventional fuels, which provides more accurate measurements that can be easily verified.  The RFS program requires RINs to be transferred with renewable fuel until the point at which the renewable fuel is purchased by an obligated party or is blended into gasoline by a blender.  RINs are accumulated to allow an obligated party to satisfy its renewable volume obligations (“RVOs”).  An RVO represents the volume of renewable fuel that the obligated party is required to ensure was used in the U.S. in a given calendar year. Obligated parties have an RVO under each of the four RFS2 renewable fuel categories: cellulosic biofuel, biomass-based diesel, advanced biofuel and total renewable fuel. Obligated parties calculate their RVO at the end of a calendar year based on the volume of gasoline or diesel fuel they produced during the year. Obligated parties are required to meet their RVOs through the accumulation of RINs. By acquiring RINs and applying them to their RVOs, obligated parties are deemed to have satisfied their obligation to cause the renewable fuel represented by the RINs to be consumed as transportation fuel in highway or non-road vehicles or engines. The RFS program contemplated that RINs would be sold among obligated parties so that a deficient party could acquire RINs from another obligated party that generated excess RINs to satisfy its requirements.

The EPA’s regulations implement the RFS standards by establishing the four new categories of renewable fuel, and set separate volume requirements for each new category, including biodiesel.  The new standards are known commonly as “RFS2.”  We believe the implementation of RFS2 will drive the advancement of the biofuel industry in the years to come. We believe that biodiesel production will begin to increase in response to regulations promulgated by the EPA that became effective on July 1, 2010 implementing the RFS2 standards established by Congress under the EISA.  As of July 26, 2010, the EPA has inspected our facility and confirmed we are in compliance with the new RFS2 regulations, making us eligible for participation in the RIN market.  We anticipate additional revenues from the direct sale of RINs as we commence production and sales of biodiesel.  In the absence of the biodiesel tax credit, the RIN market has soared as high as $.50 per RIN.

Under the Clean Air Act as amended by the EISA, the EPA is required to set new renewable fuel standards, including cellulosic biofuel standards, each November for the following year.  In connection with releasing the standards for the calendar year 2011, the EPA is proposing a change to the RFS2 regulations to permit certain renewable fuel producers using canola oil, grain sorghum, pulpwood or palm oil, subject to certain limitations, to generate delayed RINs after they have produced and sold renewable fuel.  The EPA is also analyzing the greenhouse gas lifecycle impact of canola oil, grain sorghum, pulpwood and palm oil and may supplement the RFS2 final rules in 2010 based on such analysis.

Registration of Plant, Feedstock and Fuel

RFS2 imposes a complex set of compliance and reporting obligations to ensure that each obligated party satisfies its RVO for a particular compliance period, under the regulations.  These regulations extend over the entire range of an obligated party’s operations.  All producers of renewable fuel that produce more than 10,000 gallons of fuel annually must register with EPA’s fuels program prior to generating RINs.  A biofuel producer will have to supply the EPA with extensive information concerning plant operations, processes and products, including the fuels produced, the feedstocks that may be used, co-products produced, the source of energy used to produce the biodiesel, compliance with clean air regulations and applicable air permits for permitted capacity and records that support the facility’s baseline volume. In addition, producers must provide the EPA with an independent chemical engineer’s report with respect to its plant upon initial registration and every three years thereafter or upon changing the feedstock from which it produces biodiesel.  In certain cases, health-effects testing is required for a product to maintain its registration or before a new product can be registered.  The EPA deems the information collected as essential to generating and assigning a certain category of RIN to a volume of fuel and to verifying the validity of RINs generated.  In addition, a producer will have to demonstrate that the biodiesel produced is ASTM D6751 compliant. A producer also will have to register its renewable fuels as a motor vehicle fuel, which will subject it to additional reporting and other requirements.  As part of the RFS2 rulemaking, the EPA is now proposing criteria regarding compliance with the renewable biomass verification provisions for foreign-grown feedstock, which could affect the market for feedstock.

Generation of Renewable Identification Numbers and Equivalence

Under RFS2, each RIN is generated by the producer or importer of the renewable fuel, as in the RFS1 program. In order to determine the number of RINs generated by and assigned to a batch of renewable fuel, the actual volume of the batch of renewable fuel must be multiplied by the appropriate equivalence value.  The producer or importer must also determine the appropriate code to assign to the RIN to identify which of the four standards the RIN can be used to meet.

The equivalence value of a renewable fuel represents the number of gallons that can be claimed for compliance purposes for every physical gallon of renewable fuel.  The EPA takes the position that the use of equivalence values based on energy content of a fuel is an appropriate measure of the extent to which a renewable fuel would replace or reduce the quantity of petroleum or other fossil fuel present in a fuel mixture.  Under RFS1, ethanol was ascribed an equivalence value of 1.0.  Under the EISA, additional credit was to be assigned to cellulosic and waste-derived renewable fuels, and the EPA was directed to establish appropriate credit for biodiesel and renewable fuel volumes in excess of the mandated volumes.  Under RFS2, the EPA assigned an equivalence value to ethanol of 1.0, to butanol of 1.3, to biodiesel (mono alkyl ester) of 1.5, and for non-ester renewable diesel of 1.7.

The producer or importer must also determine the appropriate code to assign to the RIN to identify which of the four standards the RIN can be used to meet and which equivalency value applies to determine the number of RINs generated.  The fuel pathway of the product is determinative of the equivalence value and thus the quantity of RIN’s generated for each batch of finished product produced.

Biodiesel Production

In 2007, the U.S. consumed approximately 64 billion gallons of diesel according to the Energy Information Administration.  Biodiesel production in the U.S. peaked in 2008 at approximately 691 million gallons and was approximately 545 million gallons in 2009.  Analysts attribute the decline in production in 2009 to poor economic conditions as a result of the recession.  Production in 2010 has dropped off further as a result of the failure of Congress to renew the biodiesel producers’ tax credit which provides a $1 credit for each gallon of biodiesel produced and which has allowed biodiesel to remain competitive with diesel fuel.  The National Biodiesel Board estimates that in 2008 U.S. biodiesel producers sold just over 600 million gallons of biodiesel, including approximately 300 million gallons in the U.S.

According to the National Biodiesel Board, as of June 2009, there were 173 biodiesel production facilities in operation in the U.S.  While it appears that overcapacity exists in the marketplace, a condition that will be exacerbated by new plants that may come online, we believe that the market potential for biodiesel remains significantly higher than current and projected production levels. The Energy Information Administration also predicts that the market will continue to absorb biodiesel supply for the foreseeable future.

In accordance with the EISA, RFS2 requires the domestic use of 800 million gallons of biodiesel in 2011.  RFS2 provides specific volume requirements for advanced biofuels due in large part to research demonstrating that biodiesel produced from recycled oils, animal fats and agri-based oils can reduce greenhouse gas emissions by as much as 86% compared to petroleum diesel.

While the European automobile industry already uses diesel engines in approximately 50% of all cars manufactured and sold, we believe the United States is beginning to follow suit as OEM warranty statements now support biodiesel blends of up to 20% without voiding any parts of workmanship warranties.

U.S. Tax Incentives

The American Jobs Creation Act of 2004 provides for a biodiesel fuel credit of $1.00 to a biodiesel fuel blender for each gallon of biodiesel produced by the taxpayer and sold to another person.  Our customers are biodiesel blenders who purchase the biodiesel from us at a price of $1.00 in excess of the market price of petroleum and then our customers are reimbursed the $1.00 from the federal government.  There is an additional $.10 per gallon tax credit for small producers (not to exceed 60 million gallons per year) using virgin vegetable oils and animal fats. Our facility has passed all necessary inspections and complied with the applicable regulations to be eligible for both programs.

The credit expired December 31, 2009 at the end of the tax year, severely cutting into biodiesel producer margins and forcing foreclosure of smaller plants across the nation. We have been able to maintain a steady stream of revenue through the sale of glycerin and the occasional purchase of off-specification fuel from neighboring plants that we can refine further to meet ASTM-D6751 specifications, and then sell on the open market.

Legislation to renew the biodiesel tax credits has been passed separately by the House of Representatives and Senate, leaving the industry optimistic about future legislation.  Congress, however, has yet to reconcile the differences of each bill.  If the tax credit is reinstated for 2011, provisions for the outlay of payments for 2010 is also expected.

Other Legislative and Regulatory Market Drivers

We believe that renewables portfolio standards (“RPS”), and other laws and programs that create a market for trading carbon credits, are additional demand drivers for biodiesel.  As of the end of 2009, 30 states had established an RPS, which are guidelines or rules regarding the amount of renewable power used to generate electricity.  For example, the State of California’s RPS requires that, by 2010, 20% of electricity sold in the state must be generated by renewable power, such as biodiesel.  The power generation market relies in part on diesel generators to produce electricity.  Biodiesel offers electricity utilities the opportunity to satisfy RPS requirements by switching from diesel to biodiesel in the electricity production process, rather than incurring capital expenditures to build wind, solar, geothermal or other facilities to satisfy RPS requirements.

Several states that collectively account for approximately 20% of U.S. carbon dioxide emissions have launched initiatives to reduce greenhouse emissions using cap-and-trade regimes. The Regional Greenhouse Gas Initiative (“RGGI”) is a market-based effort by Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Rhode Island and Vermont to reduce carbon dioxide emissions from power plants.  The initiative has set up the nation’s first mandatory cap-and-trade program for carbon dioxide.  Under the RGGI Memorandum of Understanding, the governors of the member states committed to state regulations that will cap and then reduce the amount of CO2 that power plants are allowed to emit.  The CO2 emissions budget (cap) established the limit on power plant CO2 emissions in the region at 188 million tons of CO2; the cap is expected to decrease by 2.5 percent each year from 2015 through 2018 for a total reduction of 10 percent.

Emission permit auctioning began in September 2008 and the first three-year compliance period began on January 1, 2009.  Sources that emit more than their allowance must buy credits from those who emit less than their allowance, thus creating a financial incentive for sources to reduce their own emissions.  Other states are creating market-based compliance programs, including California that is considering a program that would permit trading with the European Union, the RGGI and other jurisdictions.

As of August 2010, nearly every state had adopted, to some extent, laws, regulations, tax credits and/or incentives that positively impact the biodiesel production industry and users of biodiesel.  They vary significantly from state to state in their mandate, scope and enforcement but may encompass such areas as biodiesel production and blending tax credits, biofuels technology research and development support and grants, biodiesel retailer tax credits, biodiesel price preferences, mandatory use requirements in school buses and government vehicles, among others.  California is at the vanguard of the alternative fuels revolution, pulling the federal government with it on many issues, including vehicle emissions standards and fuel efficiency laws.

North Carolina Tax Incentives

North Carolina Green Business Fund

The North Carolina Green Business Fund (“NCGBF”) is a competitive grants program funded by the North Carolina General Assembly and administered by the North Carolina Office of Science and Technology in the North Carolina Department of Commerce.  NCGBF awards competitive grants to North Carolina organizations with innovative projects focused on three priority areas:

1.	Development and commercialization of the biofuels industry;
2.	Development and commercialization of the green building industry; and
3.	Attraction and leverage of private sector investments and entrepreneurial growth in environmentally conscious clean technology and renewable energy products and businesses.

Established in 2007, NCGBF has already awarded more than $3.4 million and grants have been awarded to 45 organizations.  More than $8 million is available to fund grants in 2010.

We currently have two grant applications filed with NCGBF.  However, we have been informed that due to federal oversight requirements related to stimulus funds, the grants must be used for energy efficiency measures (primarily buildings). We are currently working with NCGBF to revise the grant applications to meet the federal oversight requirements.

Credit for Constructing Renewable Fuel Facilities

Under § 105-129.16D of the North Carolina General Statutes, a North Carolina taxpayer that constructs and installs and places in service in North Carolina a qualified commercial facility for dispensing renewable fuel is allowed a credit equal to fifteen percent (15%) of the cost to the taxpayer of constructing and installing the part of the dispensing facility, including pumps, storage tanks, and related equipment, that is directly and exclusively used for dispensing or storing renewable fuel. A facility is qualified if the equipment used to store or dispense renewable fuel is labeled for this purpose and clearly identified as associated with renewable fuel.  Renewable fuel is defined in the statute as biodiesel or ethanol that is either unmixed or in mixtures of gasoline that are 70% or more ethanol by volume. The tax credit must be taken in three equal annual installments beginning with the taxable year in which the facility is placed in service.  The credit is repealed effective for facilities placed in service on or after January 1, 2013.  We intend to apply for this credit in the future.

Additionally, a North Carolina taxpayer may receive a 25% credit of the cost of constructing and placing in service a commercial facility for processing renewable fuel.  The credit must be taken in seven equal annual installments beginning with the taxable year in which the facility is placed in service.  Alternatively, a taxpayer that places in service three or more commercial facilities and that invests a total of at least $400 million is allowed a 35% credit.  The credit is repealed effective for facilities placed in service on or after January 1, 2013.  We intend to apply for this credit in the future.

Credit for Renewable Energy Property Facility

Under § 105-129.16I of the North Carolina General Statutes, a North Carolina taxpayer may receive a 25% credit for the cost of constructing and equipping a commercial facility for the manufacture of renewable energy property.  Renewable energy property includes any of the machinery and equipment that uses renewable biomass resources for biofuel production of ethanol, methanol, and biodiesel. The credit must be taken in five equal annual installments beginning with the taxable year in which the facility is placed in service.  The credit is repealed effective for a renewable energy property facility placed in service on or after January 1, 2014.  We intend to apply for this credit in the future.

Credit for Biodiesel Producers

Under § 105-129.16F of the North Carolina General Statutes, a North Carolina taxpayer that produces at least 100,000 gallons of biodiesel is allowed a credit equal to the per gallon excise tax the producer paid.  Biodiesel is defined under the statute as liquid fuel derived in whole from agricultural products, animal fats, or wastes.  The credit may not exceed $500,000 and is repealed for taxable years beginning on January 1, 2013.  We intend to apply for this credit in the future.

U.S. Feedstock Pricing

Generally, the fuel quality of biodiesel is influenced by several factors, the most important of which is the nature and quality of the feedstock.  Feedstock represents the largest single component of the cost of biodiesel accounting for approximately 70% of the finished product’s cost.  As more biodiesel facilities have come online over the last several years, the price and availability of feedstocks have fluctuated widely.  The price of feedstock significantly impacts plant economics and profitability.  Below is a table outlining the types of feedstock used in the production of biodiesel, as well as the price and region of origin of each type of feedstock.

Feedstock Table
(as of 8/9/10)

Feedstock	Price (Cents/Gallon)	Region
Stabilized/Poultry Fat	24.50-25.00	Carolinas
Poultry Fat	25.00-26.00	Southeast
Soybean Oil (crude/de-gummed)	42.88	US Gulf
Soybean Oil (RBD)	44.88	US Gulf
Canola Oil (RBD)	50.38	Chicago
Corn Oil (crude)	42.00-43.50	US Gulf
Corn Oil (refined)	50.00-52.00	US Gulf
Sunflower Oil (RBD)	52	Minnesota/North Dakota
Palm Oil (RBD)	46.05	US Gulf

Finished Product
Biodiesel (B100)	300.00-350.00	Southeast
Glycerine (refined 99.7%)	30.00-34.00
Glycerine (crude 80%)	6.00-8.00
________________________________________________

Source: Jacobsen Report (http://www.thejacobsen.com)

Feedstock prices are a major determining factor in calculating margin and production feasibility. The type of feedstock used is chosen based on compatibilities with process technology, price and local availability. The relative cost of various feedstocks depends largely on the content of free fatty acids (“FFA content”) and whether the feedstock may be used in the edible food market. Typically the higher the FFA content, the lower the cost. Feedstock costs are also influenced by a number of other factors, including consumer demand for food quality feedstocks, industrial demand for non-food quality feedstocks, weather conditions, production levels, availability of feedstock export markets and government regulation. Our facility offers the adaptability of handling all feedstocks, which allows us to move in accordance with the market to utilize the most profitable and high yielding product.

Overview of the Brazilian Biodiesel Industry

Already one of the world’s leading ethanol exporter, Brazil is recognized as one of the world leaders in biofuel development. While initial federal research began as early as 1970, new interest arose in 2003 with an extensive effort by President Luiz Inacio Lula da Silva to evaluate the benefits of the production and use of biodiesel. The end result was the creation of Brazil’s National Biodiesel Program (PNPB) on December 6, 2004.  The main objective of the program is to ensure the viability of biodiesel production, social inclusion and regional development.  Several initiatives were immediately put into place including: (i) Selo Combustivel Social Programme (“Social Fuel Seal”), which provides tax incentives to biodiesel producers to purchase feedstock from small family farms; (ii) additional tax credits to encourage plant operations in designated regions; and (iii) a biodiesel market structured around purchase auctions.

The purchase auctions serve to regulate the price and quantities of biodiesel consumed in Brazil.  ANP sets a maximum price and estimated volume for each auction.  Suppliers then submit their most competitive price and the quantities they are willing to produce at such price.  Only a limited number of suppliers are allowed to participate in the auctions and suppliers are typically selected based on their purchases of feedstock from local farmers via the Social Fuel Seal.  The Brazilian government (via Petrobras) supports the biodiesel industry by purchasing biodiesel indirectly through the purchase auctions.

Management has identified target acquisitions in major tax incentivized regions in Brazil.  Our director, R. Samuel Bell Jr., has been doing business in Brazil since 2008. Through his holding company Verde Brazil Inc. (“Verde”), Mr. Bell has invested in a chemical processing plant located near Jau, Brazil. The plant's primary business involves conditioning contaminated No. 6 residual fuel oil (also known as “bunker oil”) for resale. Mr. Bell allocates his time evenly amongst the different companies he controls, including his duties and responsibilities as our director. As a result of his time spent managing his investment in the chemical processing plant in Brazil, Mr. Bell has formed a number of key relationships with local business owners and government officials, and plans to utilize these relationships to support our expansion plans.

We believe expansion into the Brazilian biodiesel market offers the following benefits:

●	Brazil’s federal energy company, Petrobras, purchases directly from producers through the purchase auctions, eliminating the need for courting customers and contracts.
●	Aggressive, volumetric tax credits in the form of receivables for plants located in designated regions up to U.S. $50 million over a ten-year life span.
●	Additional tax incentives for contracting with small, local farmers via the Social Fuel Stamp.
●
The Brazilian government recently announced that the B5 mandate originally scheduled for 2013 has now been moved to 2010.  Biodiesel production is expected to increase to 634 million gallons per year as a result.

●
Brazil has been selected to host the World Cup in 2014 and the Summer Olympics in 2016; management believes these events will significantly increase the demand for biodiesel as construction projects are undertaken in anticipation of these events.

Our Business

Our Primary Operations

Our primary operations include the production and wholesale of ASTM D6751 biodiesel from our production facility in Caldwell County, North Carolina.  We sell biodiesel directly to fuel blenders, wholesalers or distributors.  Fuel blenders purchase pure biodiesel (B100) from biodiesel production plants, blend it with regular diesel fuel according to specifications and deliver a final product to retailers.  Biodiesel is produced through a chemical process called transesterification, whereby a fat or oil reacts with alcohol in the presence of a catalyst to produce mono-alkyl esters and glycerin.  Both products are then stored until transportation to the distributor, wholesaler or blender.

Our Customers

Our main customers are petroleum distributors in the Southeast region of the United States.  However, we may seek out alternative markets to sell our biodiesel.  Additional markets are emerging because of the biodiesel incentives, high energy prices and innovation.  These may include sales to power generation facilities or by developing cogeneration power plants using biodiesel to provide electricity to power industrial plants (excess electricity would be sold back to electrical grids allowing electric companies to meet RPS).  Further, a potential market exists for sales of biodiesel to customers as a cleaner burning heating oil replacement or additive.

We have no contractual relationship to sell our products.  We determine the price and thereafter sell to our customers on a first come, first serve basis.

We sell a large portion of our finished product to Verde, which is owned by R. Samuel Bell, Jr., one of our directors.  Verde is a major reseller of biodiesel in the Southeast.  This relationship eliminates the need for an internal sales and marketing team while still giving us direct access to a diverse end-user base.  Sales to Verde represent more than 10% of our consolidated revenues.  Loss of this customer would have a material adverse effect on our business.  Please refer to our consolidated financial statements and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” below for more information regarding financial information pertaining to our external customers.

Our Suppliers

Our facility can produce biodiesel using a variety of virgin feedstock, including agricultural oils, such as soy bean and sunflower, and animal by-products (e.g., pork and chicken fat).  This feedstock flexibility allows the plant to take advantage of the lowest cost and best yielding virgin feedstocks in the market at any particular time. The agricultural oils are purchased from various farmers in the region and the pork and chicken fat are purchased from various processors in the region (e.g., Tyson Farms, House of Raeford, American Skin, Carolina Byproducts, etc.).

Our Competitors

Within 150 miles of our plant, there are three significant competitors: Leland Organics in Leland, North Carolina (nameplate of approximately 30 million), Blue Ridge Biofuels in Asheville, North Carolina (nameplate of approximately one million) and Piedmont Biofuels in Pittsboro, North Carolina (nameplate of approximately four million).

Blue Ridge Biofuels and Piedmont Biofuels sell biodiesel made from recycled vegetable oils from restaurants and local industry.  We believe biodiesel made from recycled oils is an inferior product to biodiesel made from virgin oils.  Virgin oils, such as those extracted from soy and canola oil, produce biodiesel that outperforms recycled oils with higher fat content.  Performance of biodiesel is typically measured by reference to the following tests: (i) cloud point (i.e., the temperature at which dissolved solids are no longer completely soluble, precipitating as a second phase giving the fluid a cloudy appearance); (ii) pour point (i.e., the lowest temperature at which a fuel sample will flow); and (iii) cold filter plug point (i.e. the temperature at which wax crystals form in a fuel to the extent that they plug fuel filters).  Recycled fuels will typically have higher fat content making it difficult to use in colder climates.  Biodiesel from recycled fuels also tends to have more sulfur than biodiesel created from virgin oils.  Diesel fuels are only allowed to have 15ppm of sulfur under ASTM specifications.

Although we are the second largest plant amongst our current competitors, we believe our size provides an advantage over our competitors.  We are large enough to benefit from volume discounts in raw materials yet small enough to maintain an operable overhead when production output is low.  We believe the significantly larger Leland Organics has had several problems with their production and their supply has been uneven and sporadic in nature.  Management believes that customers want a steady, ratable supply of biodiesel.

We believe our ability to compete successfully in the biodiesel production industry generally will depend on several factors, including the following principal competitive factors:

●	our ability to negotiate long-term favorable prices at which we will purchase feedstock;
●	the price at which we expect to sell biodiesel;
●	our ability to deliver large fuel volumes;
●	our biodiesel quality and ability to consistently deliver ASTM-grade biodiesel; and
●	the expected reliability of our production processes and delivery schedule.

We also will compete against other entities that manufacture or are developing alternative fuels.  Alternative fuels and other energy sources are continually under development.  A wide array of entities, including automotive, industrial and power generation manufacturers, the federal government, academic institutions and small private concerns are seeking to develop alternative clean-power systems.  These technologies include using fuel cells or clean-burning gaseous fuels that, like biodiesel, may address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns.  Additionally, there is significant research and development being undertaken regarding the production of ethanol from cellulosic biomass, the production of methane from anaerobic digestors, and the production of electricity from wind and tidal energy systems, among other potential sources of renewable energy.  However, at present, we believe that biodiesel is one of the most effective alternatives to petroleum because it makes use of the current distribution and retail pipeline used for petroleum.  In addition, we believe the existing regulatory regime favors biofuel developments.  Specifically, the RFS2 mandates the blending of specific quantities of renewable fuels, including biofuels, into the national transportation fuel.  We believe that these laws and regulations will provide a continued environment for the growth of our industry.

Environmental Matters

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, access to and use of water supply, and the health and safety of our employees.  Based upon information provided by the Company, the North Carolina Department of Environment and Natural Resources has issued a finding that our facility does not require an air permit to produce up to 5 million gallons of biodiesel per year. Our facility also operates under a stormwater discharge permit from the North Carolina Department of Environment and Natural Resources and held by the facility landlord. Discharges to the local sewer are monitored by the City of Lenoir Wastewater Division.  These laws and regulations can require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment.  A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damage claims, criminal sanctions, permit revocations and/or facility shutdowns.  In an effort to ensure that we secure all necessary environmental permits in a timely fashion and remain in compliance with environmental permits, regulations and laws, we may occasionally employ the services of qualified outside environmental consulting firms.  We spent approximately $10,200 in outside environmental consultant fees and incurred approximately $5,000 in internal labor costs to comply with applicable federal and state environmental regulations.  We do not anticipate a material adverse impact on our business or financial condition as a result of our efforts to comply with these requirements.

There will be a risk of liability for the investigation and cleanup of environmental contamination at our plant and at any off-site locations where we arrange for the disposal of hazardous substances if we are deemed to be a responsible party.  While biodiesel is biodegradable, we utilize certain hazardous substances in our production process. While we handle those substances in compliance with all applicable federal, state and local laws, it is possible that prior uses of our site or past operations may have caused contamination of our sites.  If these substances have been or are disposed of or released at sites that undergo investigation or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), or other environmental laws for all or part of the costs of investigation or remediation and for damage to natural resources.  Liability under CERCLA or comparable state laws may be found without regard to fault or to the legality of the original conduct.  We also may be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from these properties. Some of these matters may require us to expend significant amounts for investigation and/or cleanup or other costs.

In addition, new environmental laws, new interpretations of existing laws, increased governmental enforcement of existing laws or other developments could require us to make additional significant expenditures.  Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls as we operate our facility.  Present and future environmental laws and regulations and related interpretations applicable to our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial capital and other expenditures.

Our air emissions are subject to the federal Clean Air Act, the federal Clean Air Act Amendments of 1990 and similar state and local laws and associated regulations.  We are currently in compliance with EPA requirements as well as applicable state guidelines.  Other federal and state air emission limitations, such as New Source Performance Standards, may also apply to facilities we own or operate.  More stringent laws relating to climate change and greenhouse gases (“GHGs”) may be adopted in the future and could reduce the demand for biodiesel.  Because other domestic biodiesel manufacturers will have similar restrictions, however, we believe that compliance with stringent air emission control or other environmental laws and regulations is not likely to materially affect our competitive position.

Additional environmental laws and regulations which are applicable to us and our operations include, among others, the following United States federal laws and regulations:

●	Federal Water Pollution Control Act (a/k/a the Clean Water Act) and comparable state laws, which govern discharges of pollutants into waters of the United States and each state, respectively;

●	Resource Conservation and Recovery Act, which governs the management, storage and disposal of solid and hazardous waste;

●	Oil Pollution Act of 1990, which imposes liabilities resulting from discharges of oil into navigable waters of the United States;

●	Emergency Planning and Community Right-to-Know Act, which requires reporting of toxic chemical inventories;

●	Safe Drinking Water Act, which governs underground injection and disposal activities; and

●	U.S. Department of Interior regulations, which impose liability for pollution cleanup and damages.

The hazards and risks associated with producing and transporting our products, such as fires, natural disasters, explosions, abnormal pressures, blowouts and pipeline ruptures also may result in personal injury claims or damage to property and third parties. As protection against operating hazards, we will maintain insurance coverage against some, but not all, potential losses.  Though we will seek to maintain insurance that is deemed adequate and customary for our industry, losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage.

See “Risk Factors—Risks Relating to the Biodiesel Industry—The production of biodiesel is subject to various environmental regulations which may require significant expenditure and could result in a material adverse effect on our business or financial condition,” and “Climate change legislation or regulations could result in increased operating costs and reduced demand for the biodiesel we intend to produce.”

Insurance

All of our property and equipment is fully insured at replacement with an “A” rated insurance company.  All of our property (production facilities and personal property) is fully insured at replacement cost by Verlan Fire Insurance Company in Silver Spring, MD (the “Property Policy”).  The limits for the Property Policy are as follows: $902,120 - Buildings, $400,000 - Personal Property, and $100,000 - Business Income.  The Company’s equipment is insured by Travelers Corp in Hartford, Connecticut (the “Equipment Policy”).  The Equipment Policy is a supplementary policy to the Property Policy to insure the boiler and its parts.  The Company’s environmental general liability coverage is with Westchester Surplus Lines (“Westchester”) in Roswell, Georgia (the “Environmental Policy”). The limits of the Environmental Policy are as follows: $1,000,000 - per Occurrence Limit, $2,000,000 - General Aggregate Limit (other than products/completed operations), $2,000,000 - Products/Completed Operations Aggregate Limit, $1,000,000 - Personal and Advertising Injury, $300,000 - Damage to Premises Rented, $10,000 - Medical Payments, and $1,000,000 - Sudden and Accidental Premises Pollution (with a $15,000 deductible).  The Environmental Policy has a $1,000 per occurrence deductible.  Westchester is not licensed in the State of North Carolina and is not subject to its supervision. As such, in the event of insolvency, losses under the Environmental Policy will not be paid by any North Carolina insurance guaranty fund.

Storage Capacity

Our facility can store up to 55,000 gallons of finished product, 50,000 gallons of feedstock and 10,000 gallons of catalyst.  We recently purchased three 7,500 gallon tanks to support our expansion plans.  Additional storage is available on site, including a 10,000 gallon tank that we are currently in negotiations with the landlord to acquire.  Management believes that this is ample storage to operate a three to five million gallon per year facility.

Employees

Our facility employs anywhere from four to fifteen employees depending on the volume of production.  We currently have four full time employees and two part-time employees.  We believe current employee relations to be good and have maintained several of the original employees from the plant’s inception. There are no union issues and all positions are easily replaced.  In accordance with our community initiative and efforts to increase consumer education on biodiesel, we occasionally employ interns from neighboring colleges, which now offer degrees in biodiesel production.

Our current plant manager, Randy Keith Dellinger is one of the founding members of NABE. Mr. Dellinger has been responsible for the successful negotiation of various bargain purchases and feedstock agreements.

Mr. Dellinger was raised in Lenoir, North Carolina where he remains an active member and advocate for local sustainability through several local organizations.  Upon completing high school, Mr. Dellinger joined the United States Navy as an Ocean Systems Technician.  After four years in the Navy, Mr. Dellinger went to work in the telecommunications field; first with Bell South as an engineer and then with MCI as a Project Manager.  During this time he earned a Bachelor of Science degree from Dallas Baptist University.  After MCI, Mr. Dellinger worked as a Senior Management Consultant for Cruces Consulting Services for six years.  Upon returning to North Carolina, Mr. Dellinger founded NABE.

Mr. Dellinger is on the Advisory Boards of Appalachian State University and A-B Technical College.  He is also a member of the board of the North Carolina Biodiesel Association.

Research and Development

Research and development (“R&D”) is an on-going process performed in our laboratory and in conjunction with the state and technical colleges in the area.  Costs associated with R&D are borne almost entirely by customers during the required biofuel testing process.  Approximately 10-15% of the operating costs of our laboratory is attributable to R&D (e.g., purchase of specialized laboratory equipment, reagents and chemicals).  A significant amount of time has been spent researching alternative uses for glycerin, a byproduct from the production of biodiesel.  It is currently being tested as a feed for livestock and as a fuel source for the facility’s boiler.  We currently use natural gas, which constitutes a significant cost in overall production.  During fiscal years 2008 and 2009, NABE spent $17,200 and $19,803, respectively, on research and development expenses. R&D efforts at NABE to date have been for process efficiencies and plant equipment optimization. None of the costs associated with the research and development activities of NABE have been borne by its customers.

Renewable Identification Numbers

We generate RINs to support the RVO of obligated parties, but we do not currently have any renewable volume obligations.  To the extent we begin to export biodiesel in the future, we may be subject to the RVO requirement.

We do not currently charge any of our distributors for RINs generated from our production of biodiesel, but may do so in the future.  Verde, which is owned by Mr. Bell, a director of the Company, is not charged for the RINs generated and sent along with the biodiesel it purchases from us.

Recent Developments and Outlook

In the absence of the federal tax credit to subsidize our operations, we have looked to other sources of revenue including blending and refining. We are currently in discussions to use our plant to facilitate chemical reactions for international clients. We believe our certifications and full compliance with Internal Revenue Service (“IRS”) and EPA regulations make us an attractive partner to overseas chemical manufacturers.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

Some of our officers and directors have limited experience in the biodiesel industry.

We have limited experience in the biodiesel industry.  Prior to the Exchange Transaction, we did not own or operate any biodiesel facilities. We have little experience in operating a biodiesel plant.  We are presently, and will likely continue to be for some time, able to rely only upon our directors, R. Samuel Bell, Jr., Victor AbiJaoudi II, and Ephren Taylor II for assistance in executing our business plan. While these individuals are highly experienced in business generally (Mr. Bell has over 30 years of industry experience), some of these individuals have limited experience in operating a biodiesel plant. In addition, some of our officers and directors are presently engaged in other businesses and other activities that impose substantial demands on their time and attention. In particular, our Chief Executive Officer, Ephren Taylor, is chief executive officer of City Capital Corporation, a publicly-traded company.

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has little experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants.  Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving the development of an active and liquid trading market for our stock.

We have in the past, and will continue to, engage in transactions with related parties, which may cause a conflict of interest and negatively affect our business.

We have in the past, and will continue to, engage in transactions with related parties. These related-party transactions include a loan made to us by Ephren Taylor II, our Chief Executive Officer and President, in the amount of $100,000 as well as two separate loans made to us in the aggregate amount of $400,000 with entities affiliated with Mr. Taylor.  All of our related-party transactions with Mr. Taylor have been approved by our board of directors.  We believe that these related-party transactions are advantageous to us and in our best interest. However, there may be instances when the interests of these related parties are inconsistent with or adverse to our interests and our stockholders, and as a result, these transactions may cause a conflict of interest.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake acquisitions of additional businesses or enter into other strategic alliances, and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in Brazil) and the market fluctuations effect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially and adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We face risks related to general domestic and global economic conditions and to the current credit crisis.

The current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the U.S. and Brazilian economy, and may impact our ability to manage normal relationships with our customers, suppliers and creditors. If the current situation deteriorates significantly, our business could be materially negatively impacted, as demand for our products and services may decrease from a slow-down in the general economy, or supplier or customer disruptions may result from tighter credit markets.

Factors beyond our control may impact the efficient and effective operation of our plant.

Our plant will be subject to certain local circumstances beyond our control.  For example, local electricity, water and gas utilities may not be able to reliably supply the resources that our plant will require or may not be able to supply them on acceptable terms.  Moreover, our operations may be subject to significant interruption if our facility experiences a major accident or is damaged by severe weather, of which there would be an increased possibility if we locate our plant near the coast, or other natural disasters.  In addition, our operations may be subject to labor disruptions, unscheduled downtime or other operational hazards inherent in our industry.  Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties.  Our insurance may not be adequate to cover the potential operational hazards described above and we may not be able to renew our insurance on commercially reasonable terms or at all.  If any of these events were to occur, our business and results of operations could be materially and adversely affected.

We will rely on third parties to supply feedstock, which may impact our operations in many ways.

Feedstock will represent our most critical raw material and comprise our single largest operating expense.  Accordingly, plant economics, profits and results of operations depend significantly on the uninterrupted supply of feedstock at favorable prices.  However, the price and availability of other feedstocks, is subject to significant volatility.  Our supply of feedstock from third party sources could be delayed, interrupted or discontinued at any time as a result of political or social unrest, economic factors, including the imposition of tariffs or taxes, or natural conditions, such as weather.  In addition, transit problems could delay or interrupt shipments and deliveries of the product.  If these sources fail to supply the agreed upon amount of feedstock, we may have limited or no recourse against them.  Any failure of our proposed feedstock suppliers to supply us with feedstock at the times and prices to which they committed to us would have a material adverse impact on our business, results of operations and financial conditions.

Our financial condition and results of operations are highly dependent on the price of crude oil, diesel and biodiesel, which are subject to significant volatility and uncertainty.  Fluctuations in the selling price and production cost of crude oil and diesel may reduce our gross margins.

Historically, the price of biodiesel has correlated closely to the price of crude oil and diesel, which is a function of the supply of and demand for these products, as well as other factors that bear on or that may be perceived to affect supply and demand.  These factors include war, political unrest, worldwide economic conditions, seasonal weather conditions, changes in refining capacity, fluctuations in exchange rates and natural disasters.  Accordingly, the prices of crude oil and diesel fluctuate substantially and are difficult to forecast.

We expect that our gross margin will depend principally on the spread between the price of biodiesel and the prices of biomass and methanol.  The spread between these prices can vary significantly.  Because biodiesel is marketed both as a pure and blended substitute for diesel, a decrease in crude oil and diesel prices may reduce the price at which we can sell our biodiesel and materially and adversely affect our financial condition and results of operations.

Biodiesel gels in colder temperatures, which could have an adverse effect on our sales and the biodiesel industry generally.

All diesel fuels gel at a certain temperature.  The lowest temperature at which a liquid ceases to flow is referred to as the pour point.  A lower pour point means the fuel will flow more readily in cold weather.  As a fuel reaches its pour point, its cold flow properties diminish as small, solid ice crystals begin to form and it gels, causing a fuel filter to plug.  The pour points for No. 1 diesel and No. 2 diesel, the most common automotive fuels, are approximately –45ºF and –17ºF, respectively.  The temperature at which pure (B100) biodiesel starts to gel varies significantly and depends upon the feedstock.  The following are the pour points of pure biodiesel produced from a variety of common vegetable oils: palm kernel oil: 17.6ºF, soy oil: 14°F, canola oil: 14°F and palm oil: 54ºF.  The pour point for biodiesel produced from tallow (an animal fat) is 61°F. Therefore, in certain geographic areas, biodiesel will need to be blended with diesel or other additives to yield a product that has an acceptable pour point in cold weather, which could increase the cost of the product.  This may cause the demand for our biodiesel in colder climates to diminish seasonally.  This may also require us to use particular feedstocks that customers believe are better suited for their climate, which could require us to purchase more expensive feedstocks and increase our cost of sales.  The tendency of biodiesel to gel in colder weather may also result in long-term storage problems.  At low temperatures, biodiesel may need to be stored in a heated building or heated storage tanks, which would increase storage costs.  Any perception that biodiesel experiences cold flow issues may harm our industry and inhibit sales of our product. Any reduction in the demand for, or increased costs of, our biodiesel will reduce our revenue and have an adverse effect on our financial condition and results of operations.

Initial and ongoing compliance and reporting under RFS2 will be difficult, costly and time consuming which will divert management’s attention from our core operations.  In addition, the failure to comply properly could result in the loss of RINs to us and our customers, the imposition of fines and could subject us to substantial liability.

RFS2 imposes a complex set of compliance and reporting obligations to ensure that each obligated party satisfies its annual RVO under the regulations.  These regulations extend over the entire range of our operations.  For example, our obligations will include obtaining third party chemical engineering reports with respect to our production facilities and that our biodiesel satisfies ASTM D6751 standards (or other standards the EPA may adopt in the future).  These reports will be time consuming to prepare and may divert management’s attention from our core operations to the detriment of our business.  In addition, the difficulty and complexity of compliance may require us to retain third party experts, such as independent engineers and other industry service providers, which would be costly.

In the event that our biodiesel no longer qualifies for the issuance of RINS, we may have considerable difficulty selling it, which would materially and adversely affect our business.  In the event that after RINs are assigned to biodiesel we sell, the EPA later determines that the biodiesel did not so qualify, the RINs would be deducted from the credits our obligated parties or downstream purchasers have accumulated toward their respective RVOs which may cause them to fail to reach their minimum RVO in any year; as a result, our downstream purchasers may be subject to the imposition of a fine in the amount of $37,500 per day of non-compliance.  We may be liable to these customers for claims based on their purchase from us of non-complying biodiesel.  The imposition of fines on our business or liability for claims from our customers based on the failure of our biodiesel to generate RINS would have a material adverse effect on our business.

The Company’s success will depend on its ability to retain skilled employees.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the biodiesel industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by Randy Keith Dellinger and R. Samuel Bell, Jr.  could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Randy Keith Dellinger and R. Samuel Bell, Jr.  The loss of any key employees, including members of our senior management team and our inability to attract highly skilled personnel with sufficient experience in the biodiesel industry could harm our business.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

NABE may pursue future growth through strategic acquisitions and alliances, which may not yield anticipated benefits.

The Company has and may continue to seek to improve its business through strategic acquisitions and alliances.  The Company will gain from such activity only to the extent that it can effectively leverage the assets, including personnel, technology and operating processes, of the acquired businesses and alliances.  Uncertainty is inherent within the acquisition and alliance process, and unforeseen circumstances arising from recent and future acquisitions or alliances could offset their anticipated benefits.  In addition, unanticipated events, negative revisions to valuation assumptions and estimates, and/or difficulties in attaining synergies, among other factors, could adversely affect the Company’s ability to recover initial and subsequent investments, particularly those related to acquired goodwill and intangible assets.  Any of these factors could adversely affect the Company’s financial condition, results from operations, and cash flows.

The Company could be adversely affected by disruption of its operations.

The breakdown of equipment or other events, including labor disputes, pandemics or catastrophic events such as war or natural disasters, leading to production interruptions could have a material adverse effect on the Company’s financial results.  Further, because many of the Company’s customers are, to varying degrees, dependent on planned deliveries from the Company’s plant, those customers could pursue financial claims against the Company.  The Company may incur costs to correct any of these problems, in addition to facing claims from customers.  Further, the Company’s reputation among actual and potential customers may be harmed, resulting in a loss of business.

NABE may be unable to sustain significant customer relationships.

Relationships forged with customers are directly impacted by the Company’s ability to deliver high quality products and services.  The Company does not have a written contract obligating any clients to purchase its products.  The loss of or substantial decrease in the volume of purchases by certain clients would harm the Company’s sales, profitability and cash flow.

Risks Relating to the Biodiesel Industry

The biodiesel industry is in the early phases of development and demand for the Company’s products is uncertain.

The biodiesel industry is new, and general public acceptance of biodiesel is uncertain, especially in the United States. Public acceptance of biodiesel as a reliable, high-quality alternative to petroleum diesel may be limited or slower than anticipated due to several factors, including:  public perception of the “food versus fuel” debate; public perception that biodiesel is produced from waste vegetable oil or other lower-quality feedstocks, thereby resulting in lower quality fuel;  public perception that the use of biodiesel will require excessive engine modifications, or that engines running biodiesel will not reliably start in cold conditions; actual or perceived problems with biodiesel quality or performance; and concern that using biodiesel will void engine warranties. Such public perceptions or concerns, whether substantiated or not, may adversely affect the demand for our products, which in turn could decrease the Company’s sales, harm our business and adversely affect our  financial condition.

The biodiesel manufacturing industry is a feedstock limited industry. As more plants are developed and go into production there may not be an adequate supply of feedstock to supply the demands of the industry.

The number of biodiesel manufacturing plants either in production or in the planning or construction phase continues to increase. As more plants are developed and go into production, and as more existing plants expand their production capacities, there may not be an adequate supply of feedstock to supply the demand of the biodiesel industry. Consequently, the price of feedstock may rise to the point where it threatens the viability of our plant. This is because there is little or no correlation between the price of feedstock and the market price of biodiesel.  Therefore, we may not be able to pass along increased feedstock costs to our biodiesel customers. We may not be able to pass along increased feedstock costs to our biodiesel customers because in order to stay competitive in the diesel industry, biodiesel must be competitively priced with petroleum-based diesel. Therefore, biodiesel prices fluctuate more in relation to petroleum-based diesel market prices than with feedstock market prices. As a result, increased feedstock costs may result in decreased profit margins. If we experience a sustained period of high feedstock costs, such pricing may significantly decrease or eliminate our profit margins.

The Company may not be able to compete effectively against alternative clean energy products, thereby adversely impacting the Company’s financial conditions.

Alternative fuels, gasoline oxygenates, ethanol and biodiesel production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean-burning gaseous fuels that, like biodiesel, may address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Additionally, there is significant research and development being undertaken regarding the production of ethanol from cellulosic biomass, the production of methane from anaerobic digestors, and the production of electricity from wind and tidal energy systems, among other potential sources of renewable energy. If these alternative fuels continue to expand and gain broad acceptance, we may not be able to compete effectively. This additional competition could reduce the demand for biodiesel, which would adversely affect our business, results of operations and financial condition.

There is no guarantee that the Company holds all the necessary permits or licenses to produce biodiesel.

Our facility was certified as RFS2 compliant by the EPA on July 26, 2010.  Additionally, we filed our Form 637 with the IRS and the IRS inspected our facility on or about May 2006.  Upon successfully completing the IRS inspection, we were issued a registration number by letter dated August 24, 2006 registering the Company as a certified refiner and blender of both agri and non-agri biodiesel fuel and certifying that the biodiesel produced at our facility was commercial grade biodiesel meeting the ASTM D6751 standards.  However, the IRS certification is only valid if the biodiesel produced by our facility continues to meet the ASTM D6751 standards currently in effect, including the ASTM D6751 standards in effect after October 13, 2008 (which added the cold soak filtration test for biodiesel).  Based upon information provided by the Company, the North Carolina Department of Environment and Natural Resources has issued a finding that our facility does not require an air permit to produce up to five million gallons of biodiesel per year. Our facility also operates under a stormwater discharge permit from the North Carolina Department of Environment and Natural Resources and held by the facility landlord. Discharges to the local sewer are monitored by the City of Lenoir Wastewater Division. We have sought but not yet received permission to update the permit and transfer it from the landlord to the Company for ongoing administration.  Notwithstanding our compliance with the foregoing permits and certifications, we may be unable to obtain all necessary licenses and permits to operate our business in the future. The failure to obtain all necessary licenses or permits, including renewals or modifications, could result in production delays or could otherwise have a material adverse effect on the Company.

The production of biodiesel is subject to various environmental regulations which may require significant expenditure and could result in a material adverse effect on our business or financial condition.

We are subject to environmental regulation implemented or imposed by a variety of federal, state and municipal laws and regulations as well as international conventions. Among other things, environmental legislation provides for restrictions and prohibitions on spills and discharges, as well as emissions of various substances produced in association with biodiesel fuel operations. Legislation also requires that facility sites be operated, maintained, abandoned and reclaimed in such a way that would satisfy applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines, penalties and liability, as well as potentially increased capital expenditures and operating costs. The discharge of pollutants into the air, soil or water may give rise to liabilities to governments and third parties, and may require us to incur costs to remedy such discharge. Failure to comply with government regulations could subject us to civil and criminal penalties, require us to forfeit property rights and may affect the value of our assets or our ability to conduct our business. We may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require us to make substantial capital expenditures. We could also be required to indemnify our directors, officers and employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. These could result in a material adverse effect on our business, financial condition and results of operations.

The price of fuel will impact the Company’s ability to sell the Company’s product.

Management believes that our business strategy gives us a competitive advantage in that we have market opportunities not just in the United States, but also Brazil.  Our revenues, however, will be affected by the price at which we can sell our products. These prices can be volatile as a result of a number of factors, including overall supply and demand, the price of fuel, level of government support and the availability and price of competing products. Fuel prices are difficult to forecast because the market reflects the global economy, which is subject to political upheaval, natural disasters and other myriad factors. Even rumors of political instability can affect the price of our products. Further, exchange rates play a key role in domestic and international fuel pricing. Any lowering of diesel prices will likely also lead to lower prices for biodiesel, which may decrease our sales and reduce revenues.

Our competitiveness in the biodiesel industry depends largely on tax incentives and renewable fuel standards that are dictated by U.S law.

The competitiveness of the biodiesel industry currently depends to a large extent on tax incentives and renewable fuel standards.  The primary incentive was the biodiesel fuels credit, which was enacted as part of the American Jobs Creation Act of 2004 (Public Law No. 108-357) and modified by the Energy Policy Act of 2005 (Public Law 109-58) and the Emergency Economic Stabilization Act of 2008 (Public Law No. 110-343). The biodiesel credit was $1.00 per gallon. The biodiesel credit was available for biodiesel (including agri-diesel) that was not in a mixture with diesel fuel and that was either used by the taxpayer as fuel in a trade or business or sold by the taxpayer at retail to a person and placed in the fuel tank of such person’s vehicle.  Agri-biodiesel is biodiesel produced from “virgin oils” such as soybean oil or derived from animal fats. There is an additional U.S. $0.10 per gallon tax credit for small agri-biodiesel producers not to exceed 60 million gallons per year. The biodiesel fuels credit was only available for biodiesel that met both the registration requirements for fuels and fuel additives established by the EPA under Section 211 of the Clean Air Act (42 U.S.C. 7545) and the ASTM D6751 standards. While the House of Representatives and the Senate passed separate bills to extend the biodiesel tax credits, the two bills have not been reconciled and the tax credit has expired.  We have been able to maintain a steady stream of revenue through our sales of glycerin and occasional sales of off specification fuels, but there is no guarantee that Congress will renew the biodiesel blender tax credits described above in the future.  Congress’ failure to renew the tax credits long term could harm our business, financial condition and results of operations.  In addition, the tax credit and other federal and state programs that benefit biodiesel generally are subject to United States and other government obligations under international trade agreements, including those under the World Trade Organization Agreement on Subsidies and Countervailing Measures, that might in the future be the subject of challenges.

In recent years, the U.S. federal government has also sought to stimulate the use of biodiesel fuel.  In the United States, the Energy Policy Act of 2005 (Public Law No. 109-58), mandates a minimum amount of renewable fuel (biodiesel, ethanol, and other renewable fuels) to be used by petroleum refiners in the fuel supply market, increasing from four billion gallons in 2006 to 7.5 billion gallons by 2012. Under the final regulations, adopted pursuant to the Energy Independence and Security Act of 2007, Congress established a renewable fuels standard intended to encourage the use of 12.95 billion gallons of renewable fuels annually in 2010 and 36 billion gallons of renewable fuels annually by 2022. While these renewable fuel standards may stimulate demand for renewable fuels generally, we cannot assure you that there will be specific demand for biodiesel. Any waiver of, or failure to adopt, the renewable fuel standards could adversely impact the demand for biodiesel and may have a material adverse effect on our business, financial condition and results of operations.

Climate change legislation or regulations could result in increased operating costs and reduced demand for the biodiesel we intend to produce.

More stringent laws relating to climate change and GHGs may be adopted in the future and could reduce the demand for biodiesel.  On June 26, 2009, the U.S. House of Representatives passed the American Clean Energy and Security Act of 2009 (“ACESA”) which would establish an economy-wide cap-and-trade program to reduce U.S. emissions of greenhouse gases, including carbon dioxide and methane.  ACESA would require a 17% reduction in greenhouse gas emissions and the EPA would issue a capped and steadily declining number of tradable emissions allowances authorizing emissions of greenhouse gases into the atmosphere.  These reductions would be expected to cause the cost of allowances to escalate significantly over time. The net effect of ACESA will be to impose increasing costs on the combustion of carbon-based fuels such as oil, refined petroleum products, and natural gas. The U.S. Senate has begun work on its own legislation for restricting domestic greenhouse gas emissions and the Obama Administration has indicated its support for legislation to reduce greenhouse emissions through an emission allowance system.

On December 15, 2009, the EPA officially published its findings that emissions of carbon dioxide, methane and other “greenhouse gases” present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth’s atmosphere and other climatic changes. These findings allow the EPA to adopt and implement regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. Accordingly, the EPA has proposed two sets of regulations that would require a reduction in emissions of greenhouse gases from motor vehicles and could trigger permit review for greenhouse gas emissions from certain stationary sources.  In addition, on October 30, 2009, the EPA published a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States beginning in 2011 for emissions occurring in 2010.

Because of the lack of any comprehensive legislative program addressing GHGs, there is a great deal of uncertainty as to how and when federal regulation of GHGs might take place. In addition to possible federal regulation, a number of states, individually and regionally, also are considering or have implemented GHG regulatory programs. These potential regional and state initiatives may result in so-called cap-and-trade programs, under which overall GHG emissions are limited and GHG emissions are then allocated and sold, and possibly other regulatory requirements, that could result in our incurring material expenses to comply (e.g., by being required to purchase or to surrender allowances for GHGs resulting from our operations). The federal, regional and local regulatory initiatives also could adversely affect our ability to produce biodiesel.  The impact of such future programs cannot be predicted, but we do not expect our operations to be affected any differently than other similarly situated domestic competitors.

The demand for biodiesel in the U.S. has declined as a result of the recession and the expiration of the biodiesel blenders’ tax credit.

Since 2008, the recession in the U.S., evidenced by poor economic performance, depressed stock prices and low employment figures, has created unfavorable conditions for the biodiesel industry. Oil prices have dropped rapidly as demand for fuel has decreased. Historically, the price of biodiesel has correlated closely to the price of crude oil and diesel. Credit markets have tightened and lending requirements have become more stringent, rendering it difficult for biodiesel producers to obtain capital to build or enhance their facilities. We can not be certain as to how long and to what extent these economic conditions will persist or how they will impact the demand for and price of biodiesel in the future.

The expiration of the biodiesel blenders’ tax credit at the end of 2009 has negatively impacted the biodiesel industry. Since the expiration of the blenders’ tax credit of $1.00 for every gallon of biodiesel produced (which could be taken either as a subsidy or reduction of taxes owed), many plants have significantly curtailed production or discontinued operations. Biodiesel typically cannot be produced at prices that render it competitive with diesel fuel and the credit to blenders ultimately allowed producers to produce profitably. We cannot be certain if the biodiesel tax credit will be renewed or the continuing affect on the industry if it is not renewed.

Imported biodiesel may be a less expensive alternative to our biodiesel, which could impair our ability to sell our product and negatively impact our financial condition and results of operations.

Biodiesel imported from other countries may be a less expensive alternative to domestically produced biodiesel. Foreign countries may have more abundant and less expensive supplies of feedstocks, less expensive labor, more biodiesel production capacity, more advanced biodiesel infrastructure or technology, more favorable government incentives or other policies, or other economic factors that allow for sales of foreign biodiesel to both U.S. and international customers at prices lower than biodiesel produced in the U.S. The absence of U.S. protective tariffs similar to those imposed on ethanol imports, and any resulting competition in the U.S. from biodiesel imported from other countries, may affect our ability to sell biodiesel profitably.

There is uncertainty regarding the use of biodiesel in newer diesel engines, which may inhibit or deter the use of biodiesel as a transportation fuel.

Many vehicle owners refer to the engine owner’s manual to determine which fuels are suitable for their engines. Thus, the written policy of the engine manufacturer regarding biodiesel has a significant impact on biodiesel markets. For example, in most manufacturers’ literature, B5 and lower blends are approved, as long as the biodiesel meets D6751 and/or EN14214, the European biodiesel specification, and some manufacturers recognize higher blend levels.   However, how biodiesel will perform with advanced emission control equipment such as diesel particle filters and nitrous oxide, or NOx, emission control catalysts is largely unknown. These systems are being introduced into the U.S. market in 2007 to 2010. Questions remain about both the short-term performance of these devices and their long-term durability when used with biodiesel. In addition, the interaction of biodiesel with engine lubricant is also of concern. While it is normal for lube oil to contain a certain fraction of fuel, the effect of biodiesel on lube oil performance has not been well quantified. Advanced emission control technologies also put more strain on the lube oil because for these systems it can be diluted with fuel at higher levels. This happens because, in some engines, late in-cylinder fuel injection is used to regenerate particle filters and NOx traps. Under these conditions, biodiesel’s impacts on lubricant performance have not been well studied. A robust engine and emission control component testing program is thus required to address these issues.  Continued uncertainty regarding the use of biodiesel in newer automobiles could inhibit or deter the use of biodiesel as a transportation fuel, which would negatively impact our business and results of operations.

Risks Related to Operating in Brazil

The Company bears the risk of foreign currency fluctuations, which may increase the Company’s costs in U.S. dollars.

We incur, or may in the future incur, some costs and expenses in Brazilian reais and may incur additional expenses in foreign currencies and derive a portion of our revenues in the local currencies of customers throughout the world. As a result, our revenues and results of operations are subject to foreign exchange fluctuations, which we may not be able to manage successfully. During the past few decades, the Brazilian currency in particular faced frequent and substantial exchange rate fluctuations in relation to the U.S. dollar and other foreign currencies. For example, the real appreciated 12.3%, 8.7% and 17.0% against the U.S. dollar in 2005, 2006, and 2007 respectively. As a result of the global financial crisis in mid-2008, the real depreciated 31.9% against the U.S. dollar. In 2009, due in part to the recovery of the Brazilian economy at a faster rate than the global economy, the real once again appreciated 25% against the U.S. dollar.  There can be no assurance that the real will not significantly appreciate or depreciate against the U.S. dollar in the future. We bear the risk that the rate of inflation in the foreign countries where we incur costs and expenses or the decline in value of the U.S. dollar compared to those foreign currencies will increase our costs as expressed in U.S. dollars. Future measures by the Central Bank of Brazil to control inflation, including interest rate adjustments, intervention in the foreign exchange market and changes to the fixed the value of the real, may trigger increases in inflation. Whether in Brazil or otherwise, we may not be able to adjust the prices of our products to offset the effects of inflation on our cost structure, which could increase our costs and reduce our net operating margins. If we do not successfully manage these risks through hedging or other mechanisms, our revenues and results of operations could be adversely affected.

Our future investments and projects located outside of the United States may expose us to risks related to laws of other countries, taxes, economic conditions, political conditions and policies of foreign governments. These risks may delay or reduce our realization of value from our international projects.

We may acquire material energy-related investments and projects in Brazil. The economic, regulatory, market and political conditions in Brazil, where we may explore development, acquisition or investment opportunities, may present risks of delays in construction and interruption of business, as well as risks of war, expropriation, nationalization, renegotiation, trade sanctions or nullification of existing contracts and changes in law, regulations, market rules or tax policy, that are greater than in the United States. The uncertainty of the legal environment in Brazil in which we develop or acquire projects or make investments could make it more difficult to obtain non-recourse project or other financing on suitable terms, could adversely affect the ability of our customers to honor their obligations with respect to such projects or investments and could impair our ability to enforce our rights under agreements relating to such projects or investments.

Risks Related to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration.

Our securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a stockholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Any determination to pay dividends in the future, will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant.

We have no independent audit committee.  Our full board of directors functions as our audit committee and is comprised of directors who are not considered independent.  This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee, though we are not required to have one.  Our full board of directors functions as our audit committee and is comprised of directors who are not considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act.  An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes.  The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence.  We may have difficulty attracting and retaining directors with the requisite qualifications.  If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new SEC regulations and the rules of any stock exchange on which may become listed, will require an increased amount of management attention and external resources.  We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have an adverse impact on our ongoing operations.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the  customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

The trading price for the Company’s common stock can be volatile.

Securities of “micro” and “small-cap” companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. The Company’s stock price is also likely to be significantly affected by short-term changes in its financial condition or results of operations as reflected in its quarterly earnings reports. Other factors unrelated to the Company’s performance that may have an effect on the price of its common stock include the following: the extent of analytical coverage available to investors concerning the Company’s business may be limited if investment banks with research capabilities do not follow the Company’s securities; the lessening in trading volume and general market interest in the Company’s securities may affect an investor’s ability to trade significant numbers of common stock; and the size of the Company’s public float may limit the ability of some institutions to invest in the Company’s securities.  As a result of any of these factors, the market price of the Company’s common stock at any given point in time may not accurately reflect the Company’s long-term value.

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, which could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable.  However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock stocks in any market that develops for our common stock in the future, which may limit the ability to buy and sell our stock and which will have an adverse effect on any market that develops for our shares.

A large portion of our common stock is controlled by a small number of stockholders.

A large portion of our common stock is held by a small number of stockholders. As a result, these stockholders are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations.  In addition, the occurrence of sales of a large number of stock of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities.  Furthermore, the current ratio of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

SELECTED FINANCIAL DATA

The following selected historical financial information should be read in conjunction with our consolidated financial statements and related notes and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below. The selected consolidated statements of operations data and statement of cash flow data for the years ended December 31, 2009 and 2008 and the selected balance sheet data as of December 31, 2009 and 2008 are derived from the audited consolidated financial statements of NABE included elsewhere in this Current Report. The selected consolidated statements of operations data and statement of cash flow data for the year ended December 31, 2007 and the selected balance sheet data as of December 31, 2007 are derived from the unaudited consolidated financial statements of NABE not included in this Current Report.

The selected financial data information is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of NABE contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

NORTH AMERICAN BIO-ENERGIES, LLC
SELECTED FINANCIAL DATA

	For the Year Ended December 31,
	2009	2008	2007
Statements of Operations Data
Total Sales	$449,727	$3,373,822	$2,075,493
Total cost of sales	(502,006)	(3,184,397)	(1,807,675)
Depreciation	(45,420)	(41,501)	(18,328)
Gross profit (loss)	(97,699)	147,924	249,490
Selling, general and administrative expenses	(87,272)	(101,599)	(346,344)
Bad debt expense	-	(14,753)	‐
Income (loss) from operations	(184,971)	31,572	(96,854)
Interest expense	(15,122)	(20,322)	(20,796)
Other income	163,303	734	72,357
Net income (loss)	$(36,790)	$11,984	$(45,293)

Balance Sheet Data
Current assets	$336,762	$347,703	$512,686
Long-term assets	509,689	425,707	296,245
Total assets	$846,451	$773,410	$808,931

Current liabilities	$418,398	$254,050	$462,582
Long-term liabilities	227,520	282,037	81,589
Total liabilities	645,918	536,087	544,171
Members' equity	200,533	237,323	264,760
Total liabilities & member's equity	$846,451	$773,410	$808,931

Cash Flow Data
Net cash provided by (used in)
Operating activities	$57,030	$145,164	$(179,321)
Investing activities	(130,032)	(255,411)	(250,707)
Financing activities	43,041	9,204	345,620
Net increase (decrease) in cash	$(29,961)	$(101,043)	$(84,408)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company gives effect to the acquisition of NABE by the Company, and should be read in conjunction with the financial statements of NABE for the twelve months ended December 31, 2009 and 2008 and the six months ended June 30, 2010, and the related notes included elsewhere in this Current Report. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under “Risk Factors,” and elsewhere in this Current Report.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Special Note Regarding Forward-Looking Statements and Business sections in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Company Overview

NABE is a refiner and producer of commercial-grade biodiesel as specified by the American Society of Testing and Materials (ASTM D6751). Our refining and production facility is located in Lenoir, North Carolina with a nameplate annual capacity of five million gallons.  Our facility produces biodiesel from virgin, agri-based feedstock using commercial specifications. The biodiesel we produce is sold throughout North Carolina, South Carolina and Virginia directly or through wholesale distributors.  Currently, we are engaged in purchasing off-specification product from neighboring plants and refining batches to meet commercial requirements.  We are also refining stored glycerin byproduct from our 2009 biodiesel production.

Our production process starts with purchasing the most cost effective and suitable agri-based feedstock (e.g., soy, canola, sunflower, cotton seed and chicken/pork fat). A sample of every feedstock is then tested by our in-house laboratory in order to develop the proper recipe of catalysts for the transesterification process. Glycerin, a byproduct, is then separated from the biodiesel and any excess methanol is recovered. The recovered methanol is reused in the production process and the glycerin is sold on the open market. While biodiesel is our main product, glycerin is a popular chemical used in pharmaceutical and hygiene applications and serves as an additional source of revenue, about 2% of annual gross revenue.

Our facility is capable of producing biodiesel from a wide range of agri-based feedstocks: soy, canola, sunflower, cotton seed and chicken/pork fat.  Biodiesel production costs are highly dependent on the cost of feedstock, and we believe the ability to utilize a variety of feedstocks efficiently and interchangeably is imperative to gaining a competitive advantage in the biodiesel production market.

We recently purchased three 7,500-gallon settling tanks and plan to purchase a 10,000-gallon reactor. Once installed and piped in, this new equipment is expected to increase our facility’s annual capacity by as much as 300%. Currently, our facility is utilizing two 3,000 gallon reactors to refine biodiesel. These reactors are also being used as settling tanks to separate the glycerin from the biodiesel; one reactor is refining while the other is dormant during the settling process. By installing settling tanks, each reactor can be freed up to refine more biodiesel. By using a larger reactor, more biodiesel can be refined in each batch.  In an effort to make the production process more efficient, we also purchased other material fixed assets, including a chilled water system, additional settling tanks, filtration upgrades as well as improvements to related infrastructure (e.g., piping, valves, and instrumentation).  Much of this infrastructure is currently onsite and awaiting final installation and start-up activities.  Other items have been ordered and are in the process of being fabricated.  The glycerol combustion implementation design is also underway. We have also identified a new reactor component for future procurement and installation. The Company anticipates purchasing an additional $103,590 of assets to finish all of these upgrades.

The Company works with neighboring universities and technical colleges to find alternative uses for our byproduct, glycerin. Particularly, students of North Carolina State University are testing a new nozzle tip for our facility’s boiler that would allow us to use glycerin as a heating source. The facility currently uses natural gas, which is an additional cost in the production process.  The NCSU engineer estimated the facility, at peak production, could utilize approximately 60% of the glycerol produced and offset 80-90% of the natural gas being utilized as a heating source. This equates to an approximate natural gas savings of approximately $33,000 - $37,000 at those production levels. Based upon a peak production capacity of 5 million gallons/year this would equate to approximately $165,000 - $167,000 per year. We will also continue to have glycerin available to sell on the open market.

Our goal is to become the leading, diversified energy company with divisions in production, blending, marketing and distribution. Building on over 30 years of relationships and the experience of our new director, R. Samuel Bell, Jr., we have adopted an acquisition plan that includes the expansion into Brazil’s renewable energy market.

Government mandates, strong tax incentives and an auction-based selling platform make Brazil, in management’s view, a potentially profitable climate for clean energy.

Major Performance Factors

Revenue

We derive the majority of our revenue from the sale of biodiesel and the balance is derived from the sale of glycerin. Revenue may be affected by the following factors:

- Price volatility of petroleum diesel;
- Government incentives;
- Processing capacity; and
- Market demand.

Price volatility of petroleum diesel. Biodiesel is primarily used in blends with petroleum diesel as a fuel for trucks, automobiles, heating oil and marine transportation. Biodiesel can be mixed at any level with petroleum diesel to create a biodiesel blend. Unlike ethanol, where engines need to be modified to handle blend ratios above 10%, biodiesel blends can be used in diesel engines without modifications. Petroleum diesel is a traded commodity and subject to daily pricing swings. The price that we can charge our customers for biodiesel needs to be competitive with the price of petroleum diesel fuel, regardless of our cost to produce.

Government incentives. Initiatives and incentives at the federal, state and local government levels that benefit our blending and retail customers play a major role in the demand for our product. The primary federal economic incentive is the biodiesel blenders excise tax credit, which is available to registered blenders of biodiesel and petroleum diesel.  Our customers are registered biodiesel blenders, they purchase the biodiesel from us at a price of $1.00 in excess of the market price of petroleum diesel and then our customers are reimbursed the $1.00 from the federal government. The biodiesel tax credit expired on December 31, 2009. Although Congress has included the extension of this credit on multiple bills and we believe the likelihood of it passing appears high, no assurance can be given that the tax incentive will be restored by Congress.  Federal mandates and credit incentives are imperative to the U.S. biodiesel industry. The credits and incentives related to the mandates are mostly geared toward biodiesel blenders.  It would be difficult for the Company to quantify the impact that these incentives have on our customers. The Jobs Act of 2004 initially created the Biodiesel Blenders Excise Tax Credit of $1/gallon to equalize the then price of one gallon of soy-based biodiesel to one gallon of petroleum diesel.  There is also a Federal tax credit of 10 cents per gallon for producers of biodiesel that lowered the Company’s cost of production by $164,190 during the three year period from January 2007 through December 2009 ($66,961, $79,274 and $17,955 for fiscal years ended December 31, 2007, 2008, and 2009, respectively).  The failure to renew the blender’s credit in 2009 for the 2010 calendar year has had a substantial impact on the Company’s bottom line, and, at the present time, is fundamentally necessary for biodiesel to be competitive with petroleum diesel in the U.S. marketplace.  The failure to renew this incentive in 2009 created demand issues with biodiesel blenders throughout the industry and will significantly impact the Company’s financial performance for fiscal year 2010.  There is movement within the industry and the National Biodiesel Board to transition the blender’s biodiesel tax credit into a corresponding producer’s tax credit as well as increase the duration of the credit from one (1) year to five (5) years.  The Company believes there is significant bi-partisan support for biodiesel at both the state and federal levels, including North Carolina as well as the rest of the southeast, which will lead to increased competition with surrounding states to supply biodiesel.  However, no assurance can be given that such legislation will be renewed or modified to benefit producers directly.  Additionally, the State of South Carolina has an incentive in place for retailers of biodiesel.  The retailer receives 25 cents per gallon for every gallon of biodiesel that they blend with petroleum diesel at their stores. The existence of government incentives affects the price our customers are willing to pay. The absence of such efforts may adversely affect our ability to generate revenue.

Processing capacity. Our current annual maximum (assuming the facility is running 24 hours a day, 350 days per year) or “nameplate” capacity is 5.0 million gallons; however, our highest production output was 914,000 gallons in 2009.  Production volume decreased in the first quarter due to the biodiesel tax credit expiring on December 31, 2009. As a result, the market price of biodiesel effectively increased by $1.00.  Profit margins were eliminated forcing management to pursue other revenue generating sources, such as, refining the glycerin stored at the Company’s facilities as well as purchasing off-specification product from neighboring plants.  Pending the extension of the tax credit and additional funding from investors, we expect our 2011 processing capacity to increase by a minimum of 300%.  If the tax credit is not reinstated, we will continue to seek out clients that can use our facility for other chemical manufacturing processes.

Market demand. The growth potential of our revenue depends on the market demand for our products. We believe there is high growth potential for our sales given the increase of national “green” initiatives, the cooperation of U.S. auto manufacturers and the mandate by the EPA to require the use of 800 million gallons of biodiesel in 2011.

Cost of Sales

The cost of sales is composed of the following items: raw materials, blending materials, labor and overhead. Raw materials refer to feedstock, which accounts for approximately 70% of the total cost of sales. Blending materials refer to methanol and catalyst, which combined account for approximately 12% of the total cost of sales. Labor cost is low and only makes up a small portion of the cost of sales. Overhead includes utilities, maintenance costs, and inspections, and accounts for approximately 16% of the total cost of sales.

Cost of sales is, directly or indirectly, determined by the following factors:

- The availability and pricing of feedstock; and
- Operating efficiency of the production facility.

The availability and pricing of feedstock. Our ability to produce or refine biodiesel from a variety of agri-based feedstocks allows us to shift production to the highest yielding feedstocks based on market prices. While this diversity limits exposure to volatile markets, feedstock remains the major cost of sales and its fluctuation will have a material impact on our total cost. Transportation costs also affect the overall feedstock cost, but are minimized due to the location of our facility in North Carolina. There is a readily available supply of local feedstocks including soy, canola, sunflower and chicken/pork fat. Competition with the food and animal feed industries may keep feedstock prices high even while biodiesel prices fall.

Operating efficiency of the production facility. Our onsite laboratory saves us significant time and expense during the biodiesel production and refining process and it also allows us to ensure a high quality finished product.  All feedstocks are tested for quality and for their fatty acid levels upon receipt, allowing us to adjust the mix of catalysts and methanol in a quick and efficient manner. At multiple times during the refining process, additional samples are taken and tested for quality on site. The finished product is ultimately tested to ensure that it meets the ASTM-D6751 standards. With the frequency of testing needed, an onsite laboratory saves money and time that would have been spent sending samples off and waiting for results.

We are making improvements to increase the efficiency of our production process, including the reuse of the refining byproduct glycerin. We have begun testing a nozzle tip that will allow us to use glycerin as a heating source for our boiler, lowering the expense and need for the currently used natural gas. Additionally, the installation of three new 7,500-gallon settling tanks and a new 10,000-gallon reactor will decrease batch-processing time and increase overall processing capacity.

Operating Expenses

Operating expenses consist of selling expenses and general and administrative expenses. Generally, operating expenses are only a small portion of total costs and expenses.

Selling expenses are nominal as we have no advertising expenses and no sales staff due to our verbal off-take agreements with related party distributors.

General and administrative expenses consist of payroll for our plant manager and clerical staff in addition to professional fees, telephone, tax, and licenses and related fees.  Professional fees include environmental consultants necessary for compliance. We expect an increase in administrative expenses as a public company as we will undergo and redesign our internal control system and processes.

Results of Operations

Six Months Ended June 30, 2010 as compared with the Six Months Ended June 30, 2009

The following is a discussion and analysis of our results of operations for the six months ended June 30, 2010, and the factors that could affect our future financial condition. This discussion and analysis should be read in conjunction with our financial statements and the notes thereto included elsewhere in this Current Report. Our financial statements are prepared in accordance with United States generally accepted accounting principles.

The following table shows the operating results for the six months ended June 30, 2010, and June 30, 2009.

	Six Months Ended June 30,
	2010	2009

Revenues	$39,058	$115,930
Revenues from related parties	379,693	70,055
Cost of revenues	347,529	200,022
Depreciation expense	18,877	22,710
Gross profit (loss)	52,345	(36,747)

Operating expenses:
Selling, general & administrative expenses	24,981	37,273
Inventory revaluation	-	40,593
Operating income (loss)	27,364	(114,613)

Other income (expense):
Interest expense	(7,288)	(7,633)
Other income	4,500	29,790
Net Income (Loss)	$24,576	$(92,456)

Revenue

NABE generated $418,751 and $185,985 in revenues during the six-months ended June 30, 2010 and 2009.  The increase in revenue and disproportionate increase in expense was due to our arrangement with a neighboring plant to purchase off-specification product at deeply discounted rates and refine to commercial grade (ASTM D6751) specifications.  The absence of feedstock makes this type of arrangement profitable, however it is not likely that this arrangement will continue to be available.  As a result, for the same periods we incurred net income of $24,576 and ($92,456) respectively.  This revenue consisted of the sale of biodiesel and byproduct glycerin.

Prior to the Exchange Transaction, the Company generated $31,795 and $7,052 in revenue during the six-months ended May 31, 2010 and 2009.  For the same periods we incurred net losses of $101,788 and $34,190, respectively.  This revenue consisted of speaking fees for various engagements hosted by our Chief Executive Officer, Ephren Taylor II.  We expect this source of revenue to continue.

Cost of Revenue

Cost of revenue was $347,529 and $200,022 for the six-months ended June 30, 2010 and 2009, which consists of feedstocks, methanol, catalyst, labor and overhead.

Gross Profit

Gross profit for the six months ended June 30, 2010 was $52,345 with a loss of $(36,747) for the same period in 2009 primarily due to the decrease in the price of biodiesel.

Depreciation

Depreciation expense for the six months ended June 30, 2010 and 2009 was $18,877 and $22,710, respectively.

SG&A

Selling, general and administrative expenses for the six months ended June 30, 2010 decreased to $24,981 from $37,273 primarily due to the elimination of consulting expenses paid to the prior owners of our facility.

Inventory Revaluation

We did not incur any inventory revaluation expense in the six months ended June 30, 2010 as compared to $40,593 in the same period in 2009 as a result of the price of biodiesel declining.

Other Income

Other income amounted to $4,500 and $29,790 in the six-months ended June 30, 2010 and 2009, respectively.  This consists primarily of grant money received.  The Company received a grant from the North Carolina Department of Air Quality which allowed for the addition of a tank and expansion of a containment zone.  The Company also received a North Carolina Biofuels Center (the “Biofuels Center”) grant through a local resource conservation group participating in the North Carolina Land and Lakes Resource Conservation and Development program.  The objective of the Biofuels Center grant is to reduce water consumption, reduce landfill impacts related to the NABE facility as well as implement a glycerol combustion prototype (developed by North Carolina State University) at the NABE facility.  The Company will continue to apply for other state and federal grants in the future.  Proceeds from the aforementioned grants were received in conjunction with implementation of the Federal Stimulus Act, which was passed by the current administration.  Future funding for these and other type grants are subject to the approval by Federal and state authorities, and accordingly, no assurances can be given that the Company will be approved for any additional grants in the future.

Interest Expense

Interest expense for the six months ended June 30, 2010 and 2009 totaled ($7,288) and ($7,633), respectively.

Net Income (loss)

Net income for the six months ended June 30, 2010 was $24,576 due to the relative low cost of revenue associated with the purchase of off-specification biodiesel and the significant decrease in operating expenses.  For the same period in 2009 we experienced a net loss of $(92,456).

Year Ended December 31, 2009 Compared With Year Ended December 31, 2008

	Year Ended December 31,
	2009	2008

Revenues	$158,555	$1,954,312
Revenues from related parties	291,172	1,419,510
Cost of revenues	(502,006)	(3,184,397)
Depreciation expense	(45,420)	(41,501)
Bad debt expense	-	(14,753)
Gross profit (loss)	(97,699)	133,171

Selling, general & administrative expenses	(87,272)	(101,599)
Operating income (loss)	(184,971)	31,572
Interest expense	(15,122)	(20,322)
Other income	163,303	734
Net Income (Loss)	$(36,790)	$11,984

Revenue

Total revenue decreased from $3,373,822 for the year ended December 31, 2008 to $449,727 for the year ended December 31, 2009.  This 87% decrease was caused by a dramatic decrease in the price of diesel fuel from 2008 to 2009. The average price for a barrel of crude oil in 2008 and 2009 was $91.48 and $53.48, respectively, a 41.5% price decrease. The price of our biodiesel is directly related to the price of crude oil. During this same time period the price of the raw materials used to create biodiesel decreased very little.

Cost of Revenue

Cost of revenue increased as a percentage of sales in 2009 versus 2008, 112% and 94.3%, respectively. The total cost of revenue declined significantly in 2009 as compared to 2008 from $3,184,397 to $502,006 due to a sharp decrease in production volume and the elimination of the profit margin as a result of the plummeting crude oil prices.

Gross Profit

Gross profit dropped significantly in 2009 to $(97,699) from $133,171 in 2008 as a result of the high price of raw materials relative to the price we were able to charge for our finished product.

SG&A

Our selling, general and administrative expenses in 2009 were $87,272 as compared to $101,599 in 2008 primarily due to the decreased production volume in 2009.

Depreciation

Depreciation expense increased by 9.4% in 2009 to $45,420 as compared to $41,501 in 2008 due to the purchase of $130,032 of fixed assets in 2009.

Bad Debt Expense

We did not have any bad debt expense in 2009 compared to $14,753 in 2008.  Our bad debt expense in 2008 relates to the one-time sale of biodiesel to a specific customer.

Interest Expense

Interest expense in 2009 was $15,122 as compared to $20,322 in 2008. This decrease in interest expense was due to the reduction in bank-related debt in 2009 versus 2008 totaling $282,037 and $306,286 respectively.

Other Income

Our other income increased in 2009 to $163,303 as compared to $734 in 2008 due to the award of grant funding from various non-profit and governmental agencies.

Net Income (loss)

Net loss in 2009 was $(36,790) as compared to net income of $11,984 in 2008.  The loss in 2009 was due to the aforementioned decrease in the ratio of biodiesel sales to feedstock prices. The receipt of grants funded by federal and non-profit agencies cushioned our loss in 2009.

Debt Obligations and Commitments

Contractual Obligations	Total	Less than one year	1 – 3 Years	3 – 5 Years	More than 5 Years

Term loan (1)	$25,423	21,051	4,372
Term loan (2)	241,583	45,508	153,458	42,617
Demand note – related party (3)	97,500	97,500

Total	$364,506	164,597	157,830	42,617	0

_______________________

(1) Variable rate term loan dated November 7, 2006 in the original principal amount of $100,000 payable to BB&T Bank by NABE in monthly principal and interest installments of $2,125.  Interest is calculated at a variable rate equal to prime plus one percent. For purposes of calculating total obligations due under this term loan, the prime rate, as of June 30, 2010, the date of calculation, was five percent (5%). This note matures on November 10, 2011, is secured, and contains a cross default provision that will result in the imposition of a default interest rate equal to the lender’s prime rate plus 5% in the event of default of any loan agreement.  This note was amended on May 22, 2007, the date that Mr. Bell purchased the membership interests of two of the founding members of NABE. The modification occurred to remove the previous members of NABE as payors on the note and to include Mr. Bell as a payor.  The proceeds from this note were used to purchase lab and processing equipment.  The information presented regarding this term loan is as of June 30, 2010.  The foregoing description constitutes all of the material terms of this loan and is qualified in its entirety by reference to Exhibit 4.2, which is incorporated herein by reference.

(2) Variable rate term loan dated November 7, 2006 in the original principal amount of $250,000 payable to BB&T Bank by NABE in monthly principal and interest installments of $4,805.  Interest is calculated at a variable rate equal to prime plus one percent. For purposes of calculating total obligations due under this term loan, the prime rate, as of June 30, 2010, the date of calculation, was five percent (5%). This note matures on April 25, 2015, is secured, and contains a cross default provision that will result in the imposition of a default interest rate equal to the lender’s prime rate plus 5% in the event of default of any loan agreement.  This note was amended on April 27, 2010 to convert it from a line-of-credit loan to a term loan.  The proceeds from this note were used to purchase additional processing equipment.  The information presented regarding this term loan is as of June 30, 2010.  The foregoing description constitutes all of the material terms of this loan and is qualified in its entirety by reference to Exhibit 4.3, which is incorporated herein by reference.

(3) Unsecured non-interest bearing demand loan payable to Echols Oil Company, Inc., a related party.  For additional information regarding this loan, please refer to "Certain Relationships and Related Transactions and Director Independence."  The information presented regarding this loan is as of June 30, 2010.

Liquidity and Capital Resources

Working Capital – NABE

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008
Current Assets	$611,103	$296,980	$336,762	$347,703
Current Liabilities	673,383	305,269	418,398	254,050

Working Capital Deficiency	$(62,280)	$(8,289)	$(81,636)	$93,653

Members’ equity	$225,109	$144,867	$200,533	$237,323

Cash Flows – NABE

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008
Cash provided by (used in) operating activities	$15,305	$(39,658)	$57,030	$145,164
Cash used by investing activities	(9,066)	(18,294)	(130,032)	(255,411)
Cash provided by (used in) financing activities	(15,031)	41,098	43,041	9,204
Net (decrease) in cash	$(8,792)	$(16,854)	$(29,961)	$(101,043)

NABE current assets consist of cash, accounts receivable, inventory, and tax credits.  NABE current liabilities consist of accounts payable, accrued liabilities, current maturities of long-term debt and current portion of amounts due to related parties. As of June 30, 2010, NABE current assets were $410,697 and NABE current liabilities were $398,467.  As a result, NABE had working capital of $12,230.

As of December 31, 2009 and 2008, NABE had current assets of $336,762 and $347,703, respectively, with current liabilities of $418,398 and $254,050 for the same period. As a result, NABE had a working capital deficit in 2009 of $(81,636) and a working capital surplus in 2008 of $93,653. The dramatic decrease was due to the declining oil prices and high feedstock costs resulting in less production output.

To date, NABE cash flow requirements have been primarily met by NABE current sales, collections of accounts receivable and through gross proceeds from bank and related party loans.

Working Capital – Incoming, Inc.

	Six Months Ended May 31,		Year Ended November 30,
	2010	2009	2009	2008
Current Assets	25,589	173	109,300	10,319
Current Liabilities	188,706	22,854	225,650	30,261

Working Capital Deficit	(163,117)	(22,681)	(116,350)	(19,942)

Shareholders’ Equity	(163,117)	(21,829)	(116,350)	(28,339)

Cash Flows – Incoming, Inc.

	Six Months Ended May 31,		Year Ended November 30,
	2010	2009	2009	2008
Cash provided by (used in) operating activities	(158,078)	(41,597)	(88,944)	(11,738)
Cash provided by (used in) investing activities	-	151	1,003	177
Cash provided by (used in) financing activities	55,020	31,300	184,522	9,400
Net (decrease) in cash	(103,058)	(10,146)	96,581	(2,161)

Current assets of Incoming, Inc. (excluding NABE) consist of cash, other receivables, prepaid assets, related party receivables, and deferred offering costs.  Incoming, Inc.’s current liabilities consist of accounts payable, and related party payables.  As of May 31, 2010, Incoming’s current assets were $25,589 and current liabilities were $188,706.  As a result, Incoming had a working capital deficit of $163,117.

As of November 30, 2009 and 2008, Incoming, Inc. (excluding NABE) had current assets of $109,300 and $10,319, respectively, with current liabilities of $225,650 and $30,261 for the same period. As a result, Incoming, Inc. had a working capital deficit in 2009 of $116,350 and a working capital deficit in 2008 of $19,942. The amount of the working capital deficit increased due to the financing of operations through loans from related parties.

To date, Incoming, Inc’s cash flow requirements have been primarily met through share issuances and loans from related parties.

The Company previously purchased material fixed assets such as, a chilled water system, additional settling tanks and filtration upgrades. The Company also made improvements to related infrastructure (e.g., piping, valves, and instrumentation).  Much of this infrastructure is currently onsite and awaiting final installation and start-up activities.  In addition, the Company purchased three (3) 7,500-gallon settling tanks during the six months ended June 30, 2010.  Other items have been ordered and are in the process of being fabricated.  The glycerol combustion implementation design is also underway. Moreover, we have identified a new reactor component for future procurement and installation. The Company anticipates purchasing an additional $103,590 of assets to finish all of these upgrades.

Cash Used In Operating Activities

During the six-months ended June 30, 2010, cash provided by operating activities totaled $15,305. During the same period in 2009, cash used in operating activities totaled $39,658.  Cash provided by operating activities during the first six months of 2010 was from revenue generated in the amount of $370,018.

During the year ended December 31 2009, cash provided by operating activities was $57,030, down from $145,164 during the year ended December 31, 2008 due to a decrease in production volume.

Cash from Investing Activities

During the six-months ended June 30, 2010, cash used in investing activities totaled $9,066, which was used to purchase fixed assets for our facility.  During the years ended December 31, 2009 and 2008, cash used in investing activities totaled $130,032 and $255,411, respectively.  These funds were used to purchase fixed assets for our facility.  Please refer to "--Liquidity and Capital Resources" for further information regarding the fixed assets purchased during the years ended December 31, 2009 and 2008 and the six months ended June 30, 2010.

Cash from Financing Activities

From inception to June 30, 2010, the Company has funded its operations through gross proceeds from a bank loan totaling $349,598 and proceeds from related party loans of $97,500.  The proceeds of the bank loan were used for construction related expenses.

Future Financings

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock in order to proceed with our acquisition and expansion plan. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our marketing and acquisition plans. At this time, we do not have any arrangements in place for any future equity financing.  In maintaining our current operations, we will continue to rely on related party loans to compensate for any shortcoming in sales revenue.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recent Accounting Pronouncements

Management does not expect any financial statement impact from any recently-issued pronouncements.

PROPERTIES

Our production facility is located at 815-D Virginia Street in Lenoir, North Carolina.  The property is approximately 18,000 square feet and is leased from Neptune, Inc., a North Carolina corporation (“Neptune”).  The Company executed the lease on April 1, 2007 and the lease expires on May 31, 2012.   We may renew the lease, at our option, for subsequent five year terms on conditions that are mutually agreed to by the parties.  Pursuant to the terms of the lease, we are obligated to pay only the real and personal property taxes on the facility as rental payments.  Additionally, we have a right of first refusal to purchase the property from Neptune if Neptune chooses to sell the property at any time during term of the lease.  Our property taxes for 2009 (which includes city and county taxes) were $6,527 and have been paid in full.  The Company also owns certain lab equipment and tote systems utilized in the production of biodiesel.  The foregoing description constitutes all of the material terms of the lease agreement and is qualified in its entirety by reference to Exhibit 10.7, which is incorporated herein by reference.

The Company currently owns the equipment utilized in its biodiesel plant to process biodiesel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s outstanding common stock by: (i) each person who is known by the Company to be the beneficial owner of five percent (5%) or more of the Company’s common stock; (ii) the Company’s chief executive officer, its other executive officers, and each director as identified in the “Executive Compensation” section; and (iii) all of the Company’s directors and officers as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 244 Fifth Avenue, V235, New York, New York 10001.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The information in this table is as of August 23, 2010 based upon:  (i) 18,224,000 shares of Class A Common Stock outstanding; and (ii) 1,980,000 shares of Class B Common Stock outstanding.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
		Officers & directors
Ephren Taylor II	Director, CEO, and President	Class A Common Stock	3,700,000	20.3%	--
R. Samuel Bell, Jr. P.O. Box 3405 Radford, VA 24143	Director	Class B Common Stock (1)	1,980,000	--	100%
Victor AbiJaoudi II	COO and Director	Class A Common Stock	2,620,000	14.4%	--
All officers and directors as a group (4 total)		Class A Common Stock/ Class B Common Stock(1)	7,730,000/ 1,980,000	42.4%	100%
		5% Beneficial Owners
Aaron West 1635 N Cahuenga Blvd. Los Angeles, CA 90028		Class A Common Stock	3,000,000	16.5%	--
Elaina Watley 7225 Crescent Park West Apt. 210 Playa Vista, CA 90094		Class A Common Stock	1,500,000	8.2%	--
Jasmine Victoria	Executive Vice President	Class A Common Stock	1,410,000	7.7%	--
Randy Dellinger 1002 College Ave. Lenoir, NC 28645		Class A Common Stock	990,000	5.4%	--
_________________________

(1) In accordance with the terms of the Exchange Transaction, the holder of Class B Common Stock is entitled to two votes per share on all matters and votes with holders of Class A Common Stock together on all matters as one class.

Changes in Control

The Company does not have any change of control or retirement arrangements with its executive officers.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is biographical information concerning our directors and executive officers for at least the past five years.  Each officer and director will serve until his successor is elected and qualified on the earlier of his death, resignation or removal in the manner provided by the Company’s bylaws.  Other than Ephren Taylor, all of the following persons who are executive officers are also full-time employees:

NAME	AGE	POSITION
Ephren Taylor II	28	CEO, President and Director
Victor AbiJaoudi II	29	COO and Director
R. Samuel Bell, Jr.	55	Director

Ephren Taylor II.  Mr. Taylor has served as the Company’s President and Chief Executive Officer since September 14, 2009.  Previous experience includes his current position as Chief Executive Officer and director of City Capital Corporation (CTCC.PK) ("City Capital") since 2006.  City Capital is an affiliate of the Company.  City Capital acquires and revitalizes distressed investment opportunities in multiple industry segments, including the development and production of biofuels.  Mr. Taylor has experience managing a public reporting company and has had direct involvement with corporate fundraising initiatives.  Mr. Taylor was also previously a limited liability company member and officer of NAPM, a subsidiary of the Company.  Mr. Taylor’s experience, qualifications, skills and attributes led the Company to the conclusion that he should serve as a director of the Company in light of the Company’s business.

Victor AbiJaoudi II.  Mr. AbiJaoudi has served as a director of the Company and our Chief Operating Officer since July 23, 2010.  Previous experience includes: Founder and Brand Manager of Reset Creative, Inc., a creative marketing and production agency,  from 2008 until July 2010; Engineer and Project Manager at Bad Boy Entertainment Worldwide, a multinational entertainment company,  from 2005 to 2008; Founder and CEO of TradeMark Entertainment, LLC, an entertainment company, from 2002 to 2008; and Founder and CEO of shao.studios, Inc., a new media design company, from 2002 to 2005.  Mr. AbiJaoudi graduated in 2003 from Duke University with a degree in Economics.  Mr. AbiJaoudi’s experience, qualifications, skills and attributes led the Company to the conclusion that he should serve as a director of the Company in light of the Company’s business.

R. Samuel Bell, Jr.  Mr. Bell has served as a director of the Company since the closing of the Exchange Transaction.  Previous experience includes: President and majority owner of Verde Biofuels, Inc. ("Verde"), a marketer and producer of biofuels, from 2006-present; President and owner of Fred H. Wood Oil Company, Inc. ("Wood Oil"), a fuel oil dealer, from 2004 to the present; President and owner of Echols Oil Company ("Echols Oil"), a fuel oil dealer, from 1997 to the present; and President and owner of Global Petroleum Services LLC ("Global"), an investment banking firm that specializes in the oil industry, from 1988 to the present.  Verde, Echols Oil, Wood Oil, and Global are affiliates of the Company.  Mr. Bell is also a member of the Executive Board for the South Carolina Petroleum Marketers Association and the Board of Directors for the National Oilheat Research Alliance.  He also serves as an Executive Board Member, National PAC Chairman and Southeast Vice Chairman of the Petroleum Marketers of America Association.  Mr. Bell attended Ferrum College where he pursued a degree in Business.  Mr. Bell's experience in the biodiesel industry along with his other qualifications, skills and attributes led the Company to the conclusion that he should serve as a director of the Company in light of the Company's business.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to SEC rules and regulations.

Code of Ethics

We have previously adopted a code of ethics that applies to our employees.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended November 30, 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.  Other than the issuance of common stock to Mr. Taylor as compensation for certain consulting services to the Company as well as in consideration for the receipt of his membership interests in NAPM, no other executive officer received total annual salary, bonus compensation, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation earnings in excess of $100,000.

SUMMARY COMPENSATION TABLE
Name and Principal Position(1) (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Ephren Taylor II	2008	-0-	-0-	-0-		-0-	-0-	-0-	-0-	-0-
Chief Executive Officer and President	2009	-0-	-0-	$500	(2)	-0-	-0-	-0-	-0-	$500

Randy Keith Dellinger	2008	$32,000	-0-	-0-		-0-	-0-	-0-	-0-	$32,000
Manager of NABE	2009	$38,000	-0-	-0-		-0-	-0-	-0-	-0-	$38,000
___________________________________

(1) On August 23, 2010, we acquired NABE in the Exchange Transaction and in connection with that transaction, Mr. Dellinger became an employee of the Company.  The compensation shown in this table includes the amounts Mr. Dellinger received from NABE, in his capacity as a Manager of NABE, prior to the consummation of the Exchange Transaction for the years ending December 31, 2009 and 2008.

(2)  The Company previously issued Mr. Taylor (i) 250,000 shares of the Company's common stock on September 10, 2009 for certain consulting services to the Company and (ii) 250,000 shares of the Company's common stock on October 20, 2009 pursuant to the share exchange agreement with NAPM, for a total 500,000 shares of the Company's common stock.  The fair value of the shares (as determined by the Company) on the date of issuance was a price equal $0.01 per share.

Employment Agreements

We currently do not have employment agreements with any of our directors or executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended November 30, 2009, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan and there is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.  We anticipate that we will compensate our officers and directors in the future for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended November 30, 2009 and currently no compensation arrangements are in place for the compensation of directors.

Compensation Committee

The Company does not currently have and is not required to have a compensation committee.  The Board of Directors performs the required functions of a compensation committee, as permitted under applicable laws.  Our management believes that it is premature to establish a compensation committee given our early stage of development.  Our management will consider adopting a compensation committee charter and forming a compensation committee as circumstances warrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2009 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Prior to the Exchange Transaction, Echols Oil Company, Inc. made an unsecured, non-interest bearing loan in the amount of $97,500 to NABE.  The loan is payable on demand.  As of June 30, 2010, no payments had been made by NABE to Echols Oil Company and the total amount outstanding was $97,500.

During fiscal year 2009, NABE sold $290,612.15 of biodiesel to Verde.  During the six-month period ending June 30, 2010 NABE sold $48,733 of biodiesel to Verde.  Also, during the six-month period ending June 30, 2010, NABE sold $327,961.27 of biodiesel to Echols Oil, a company owned 100% by Mr. Bell. As of June 30, 2010, NABE had a balance of $301,567.27 of accounts receivable from related parties. Of this amount, $53,305 relates to Verde and $247,962.27 relates to Echols Oil.  There are no sales agreements in place with either of these related parties.  Mr. Bell, a director of the Company, is also the President of Echols Oil and President and majority owner of Verde.

As of November 30, 2009 and 2008, there were also balances due to related parties, which were as follows:

	November 30,
	2009	2008
Ephren Taylor II	$110,010	$0

As of November 30, 2008 there were no amounts owed to Mr. Taylor by the Company.  Mr. Taylor was not an affiliate of the Company until his appointment as CEO and director of the Company on September 14, 2009.  As of November 30, 2009, the Company had $110,010 payable to Mr. Taylor, which included a short term loan in the original principal amount of $100,010 on October 1, 2009, and other nominal loans in the aggregate original principal amount of $10,010. The October 1, 2009 loan was subsequently repaid and interest applied as paid in capital.  As of May 31, 2010, the Company had related party loans payable to Mr. Taylor of $114,010 and interest payable of $1,710.

The information regarding the City Capital Agreement, the Resilient Agreement, the Taylor Agreement and the Taylor Loans is set forth in Items 1.01 and 1.02 of this Current Report and is hereby incorporated by reference.

Insider Transactions Policies and Procedures

The Company does not currently have an insider transaction policy.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us.  However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Shares of our Class A Common Stock are quoted for trading on the OTC Bulletin Board under the symbol “ICNN.OB,” but are not currently trading.

Holders

Immediately prior to the Exchange Transaction, there were approximately 32 stockholders of record of the 17,234,000 issued and outstanding shares of our common stock.  As a result of the Exchange Transaction, there are approximately 34 stockholders of record of the 20,204,000 issued and outstanding shares of our common stock.

Dividends

In the past, we have not distributed earnings to stockholders.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Current Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock, of which 71,000,000 shares are Class A Common Stock and 4,000,000 shares are Class B Common Stock.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.  Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends on an equal basis out of funds legally available when and as declared by our board of directors.  Pursuant to Section 78.196 of the Nevada Revised Statutes, our board of directors may declare dividends that are cumulative, noncumulative, or partially cumulative.  Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  Should we decide in the future to pay dividends, our ability to do so and meet other obligations may depend upon the receipt of dividends or other payments from any subsidiaries and other holdings and investments.  In the event of our liquidation, dissolution or winding up, holders of Class A Common Stock and Class B Common Stock are entitled to receive, ratably in proportion to the amount held by them, the net assets available to stockholders after payment of all creditors. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote per share on all matters, whereas each outstanding share of Class B Common Stock entitles the holder thereof to two votes per share on all matters.  The Class A Common Stock and Class B Common Stock will vote together on all matters as a single class.

To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

As August 23, 2010, we had a total of 20,204,000 shares of common stock outstanding.

We may become subject to Nevada’s Control Share Acquisition Act, which prohibits an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. The Company may become subject to Nevada’s Control Share Acquisition Act if it has 200 or more stockholders of record at least 100 of whom are residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation. Currently, we do not conduct business in the State of Nevada directly or through an affiliated corporation nor do we currently have any stockholders of record that reside in the State of Nevada.

We may also be subject to Nevada’s Combination with Interested Stockholders Statute, which prohibits an “interested stockholder” from entering into a “combination” with a corporation, unless certain conditions are met.  An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of a corporation’s voting stock.   The statute applies to domestic corporations that have 200 or more stockholders of record. We currently do not have more than 200 stockholders of record.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer, LLC.  Their mailing address is 100 Second Avenue South, Suite 7055, Saint Petersburg, Florida  33701, and their phone number is (727) 289-0010.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  A corporation may also indemnify any of its directors, officers, employees or agents against suits by or in the right of the corporation to procure a judgment in its favor, including amounts paid in settlement and attorneys fees actually and reasonably incurred in the defense or settlement of the action, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and such person has not been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation, unless a court determines that the person is entitled to indemnity for such expenses that the court has deemed appropriate.

Section 78.751 of the Nevada Revised Statutes requires that any discretionary indemnification may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances.  The determination must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Section XIII of our bylaws requires the indemnification of our directors for actions or proceedings to which he or she was made a party by reason of being a director of the Company, including amounts actually and reasonably paid to settle an action.  Our bylaws also permit, at the discretion of the Company’s board of directors, the indemnification of our officers, employees and agents against costs, charges or expenses resulting from his or her acts as an officer, employee or agent of the Company.  Our Articles of Incorporation (“Articles”) also prohibit the personal liability of our officers and directors for breaches of fiduciary duty as an officer or director.  Notwithstanding the foregoing, an officer or director may still be liable for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or payment of distributions in violation of Nevada Revised Statute Section 78.300.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any disagreements with our auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 3.02	Unregistered Sales of Equity Securities.

The shares of common stock offered in the private placement transaction (the “Private Placement”) to the NABE Members (collectively, the “Shares”), have not been registered under the Securities Act, and may not be offered or sold in the United States absent the registration of the resale of the Shares or an applicable exemption from the registration requirements of the Securities Act.  The transactions contemplated by the Exchange Agreement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and/or Regulation D thereunder.  Pursuant to the Exchange Agreement, the NABE Members each made representations to the Company regarding their respective suitability to invest in the Private Placement, including, without limitation, that each NABE Member qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act.

On July 1, 2010, the Company issued Ms. Jasmine Victoria 1,000,000 shares of the Company’s Class A Common Stock valued at $0.10 per share, as compensation for her employment and performance of certain consulting services to the Company, which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder.  The shares issued to Ms. Victoria have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.  At the time, Ms. Victoria was the Company’s Acting Executive Vice President.

On July 1, 2010, the Company issued Mr. Victor AbiJaoudi 2,250,000 shares of Class A Common Stock valued at $0.10 per share, as compensation for his employment and performance of certain consulting services to the Company, which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder. The shares issued to Mr. AbiJaoudi have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.  At the time, Mr. AbiJaoudi was the Company's Acting Chief Operating Officer .

On July 1, 2010, Mr. Taylor was issued 3,200,000 shares of Class A Common Stock valued at $0.10, as compensation for Mr. Taylor’s service as President and Chief Executive Officer of the Company, which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder. The shares issued to Mr. Taylor have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.   At the time, Mr. Taylor was the Chief Executive Officer, President and a director of the Company.

On October 26, 2009 the Company issued 80,000 shares of Class A Common Stock for a purchase price of $40,000, or $.50 per share, to Roger Spencer, which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder.  The shares issued to Mr. Spencer have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.

On October 26, 2009, the Company issued 14,000 shares of Class A Common Stock for a purchase price of $7,000, or $.50 per share, to Jeremy Kyle Manzay which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder.  The shares issued to Mr. Manzay have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.

On October 26, 2009, the Company issued 100,000 shares of Class A Common Stock for a purchase price of $50,000, or $.50 per share, to Suneel Anand, which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder.  The shares issued to Mr. Anand have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.

On September 30, 2009, the Company entered into that certain Exchange Agreement with NAPM, a New Jersey limited liability company, Richard Cuccinello, Joseph DiCostanzo, Guy Avivi, Eyal Avivi, David Gutman, and Mr. Taylor (the “NAPM Members”) pursuant to which the Company purchased 100% of the outstanding membership interests in NAPM in exchange for (i) an aggregate of 1,000,000 shares of Class A Common Stock, and (ii) options to purchase an additional 2,000,000 shares of Class A Common Stock, in aggregate (the “NAPM Transaction”).  The shares of Common Stock were valued at a price of $.50 per share.  The shares were issued on October 20, 2009.  The shares and options to purchase additional shares issued pursuant to the NAPM Transaction are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder. The shares and options to purchase additional shares issued to the NAPM Members have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or options to purchase additional shares or an applicable exemption from the registration requirements of the Securities Act.  At the time of the NAPM Transaction, Mr. Taylor was the Chief Executive Officer, President and a director of the Company.

On September 10, 2009, the Company issued Mr. Ephren Taylor 250,000 shares of Class A Common Stock valued at $0.01 per share, as compensation for his performance of certain consulting services to the Company, which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder.  The shares issued to Mr. Taylor have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.

On September 10, 2009, the Company issued Reich Brothers, Inc. (“Reich Brothers”) 250,000 shares of Class A Common Stock valued at $0.01 per share, as compensation for its performance of certain consulting services to the Company, which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder.  The shares issued to Reich Brothers have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.

On September 10, 2009, the Company issued Victoria Cucinello 250,000 shares of Common Stock valued at $0.01, for certain services rendered, which shares are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder.  The shares issued to Ms. Cucinello have not been registered under the Securities Act and may not be offered or sold in the United States absent the registration of the resale of the shares or an applicable exemption from the registration requirements of the Securities Act.  Ms. Cucinello is the wife of Richard Cuccinello, who was a member of NAPM prior to the NAPM Transaction.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 3.03	Material Modifications of Rights to Security Holders.

In connection with the Private Placement, the Company’s board of directors authorized and approved an amendment to the Articles authorizing the issuance of the Class B Common Stock.  Each outstanding share of Class B Common Stock entitles the holder thereof to two votes per share on all matters, whereas the holders of Class A Common Stock will be entitled to only one vote per share on all matters.  The amendment to the Articles was filed with the Secretary of State of the State of Nevada on August 19, 2010, as described in Item 5.03 of this Current Report, which disclosure is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2010, Victor AbiJaoudi II was nominated and elected by our board of directors to serve as Chief Operating Officer and as a director until his successors are elected and qualified on the earlier of his death, resignation or removal in the manner provided in the Company’s bylaws.

On August 13, 2010, R. Samuel Bell, Jr. was nominated and elected by a majority of the Company’s stockholders pursuant to an action by written consent to serve as a director until his successors are elected and qualified on the earlier of his death, resignation or removal in the manner provided in the Company’s bylaws. Prior to the Exchange Transaction, Mr. Bell was a member of NABE.

For certain biographical and other information regarding the newly appointed executive officers and directors, see the disclosure under “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions, and Director Independence” in Item 2.01 of this Current Report, which disclosure is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with our Articles, our Board of Directors unanimously approved the filing of an amendment to the Articles designating and authorizing the issuance of 1,980,000 shares of Class B Common Stock.  The amendment to the Articles was filed and became effective on August 19, 2010.

The holders of Class B Common Stock will be entitled to two (2) votes for every share held of record and, together with the Class A Common Stock, all voting as a single class, will possess the requisite voting power for the election of directors and for all other purposes.

The holders of our Class B Common Stock are entitled to vote on all matters together with all other classes of stock.  The amendment to the Articles is filed as Exhibit 3.3 to this Current Report and is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

Prior to the closing of the acquisition of NABE, the Company was a “shell company” as defined in Rule 12b-2 of the Exchange Act.  As described in Item 2.01 above, which is incorporate herein by reference, the Company ceased being a shell company upon completion of the Exchange Transaction.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 13, 2010, a majority of the voting security holders of the Company, constituting 51.64% of the 17,234,000 outstanding shares of our common stock, approved by written consent: (i) an amendment to the Articles creating two separate classes of common stock and (ii) the election of R. Samuel Bell, Jr. as a director of the Company.

Item 9.01	Financial Statements and Exhibits.

(a)

1.           Filed as Exhibit 99.1 and incorporated herein by reference into this Item 9.01, are the audited balance sheets of NABE as of December 31, 2009 and 2008 and related notes thereto, and the related statements of operations, changes in members’ equity and cash flows for the years then ended.

2.           Filed as Exhibit 99.2 and incorporated herein by reference into this Item 9.01, is the unaudited balance sheet of NABE as of June 30, 2010 and related notes thereto, and the related statements of operations, cash flows and members’ equity for the requisite periods.

(b)         Pro Forma Financial Information

Filed as Exhibit 99.3 and incorporated herein by reference into this Item 9.01, is the unaudited pro forma condensed consolidated balance sheet of Incoming, Inc. and its subsidiaries as of June 30, 2010 and related notes thereto, and the related statement of operations for such period as well as the statement of operations for the year ended December 31, 2009.

	(c)	Exhibits.

	Exhibit No.	Description
	3.1	Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on June 30, 2008 and incorporated herein by reference).

	3.2	Bylaws of Incoming, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on June 30, 2008 and incorporated herein by reference).

	3.3
Amendment to the Articles of Incorporation, as filed with the Nevada Secretary of State on August 19, 2010 (filed as Exhibit 3.3 to the Company's Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference).

	4.1
Promissory Note issued by Incoming, Inc. to Christian Fauria, dated November 25, 2009, as amended by that certain extension of promissory note dated January 14, 2010 (filed as Exhibit 4.1 to Amendment No. 1 to the Company's Current Report on Form 8-K filed on September 9, 2010 and incorporated herein by reference).

*	4.2	Note Modification Agreement by and between North American Bio-Energies, LLC and Branch Banking and Trust Company dated May 22, 2007.

*	4.3	Note Modification Agreement by and between North American Bio-Energies, LLC and Branch Banking and Trust Company dated April 27, 2010.

	10.1
Second Amended and Restated Exchange Agreement by and among Incoming, Inc.,  North American Bio-Energies, LLC and the members of North American Bio-Energies, LLC, dated August 18, 2010 (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference).

	10.2
Exchange Agreement by and among Incoming, Inc., North American Bio-Energies, LLC and the members of North American Bio-Energies, LLC, dated June 18, 2010 (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference).

	10.3
Exchange Agreement by and among Incoming, Inc., North American Bio-Energies, LLC and the members of North American Bio-Energies, LLC, dated February 9, 2010 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 16, 2010 and incorporated herein by reference).

	10.4
Loan Agreement by and between Incoming, Inc. and Ephren Taylor II, dated October 1, 2009 (filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference).

	10.5
Loan Agreement by and between Incoming, Inc. and City Capital Corporation, dated November 6, 2009 (filed as Exhibit 10.5 to the Company's Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference).

	10.6
Loan Agreement by and between Incoming, Inc. and Resilient Innovations, LLC, dated April 14, 2010 (filed as Exhibit 10.6 to the Company's Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference).

*	10.7	Lease Agreement by and between North American Bio-Energies, LLC and Neptune, Inc. dated April 1, 2007.

	99.1
Audited balance sheets of NABE as of December 31, 2009 and 2008 and the related notes thereto, and the related statements of operations, changes in members’ equity and cash flows for the years then ended (filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference).

*	99.2	Unaudited balance sheet of NABE as of June 30, 2010 and related notes thereto, and the related statements of operations, cash flows and members’ equity for the requisite periods.

*	99.3
Unaudited pro forma condensed consolidated balance sheet of Incoming, Inc. and its subsidiaries as of June 30, 2010 and related notes thereto, and the related statement of operations for such period as well as the statement of operations for the year ended December 31, 2009.

______________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCOMING, INC.

November 19, 2010	By:	/s/ Victor AbiJaoudi II
	Name:	Victor AbiJaoudi II
	Title:	President and Chief Operating Officer